   As filed with the Securities and Exchange Commission on December 21, 2001
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    Form S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------

                           APOGENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

          Wisconsin                         3843                 22-2849508
 (State or other jurisdiction
              of
       incorporation or         (Primary Standard Industrial  (I.R.S. Employer
        organization)           Classification Code Number)  Identification No.)

                         AND ITS GUARANTOR SUBSIDIARIES

    Delaware              Apogent Finance Company              02-0522134
 California                Applied Biotech, Inc.               33-0447325
  Delaware            Barnstead Thermolyne Corporation         13-3326802
Massachusetts                 BioRobotics Inc.                 04-3394825
  Wisconsin             Chase Scientific Glass, Inc.           62-1711339
  Wisconsin           Consolidated Technologies, Inc.          74-2951231
  Delaware                Erie Scientific Company              13-3326819
  Delaware         Erie Scientific Company of Puerto Rico      22-2855227
  Delaware                Erie UK Holding Company              02-0523659
  Wisconsin           Ever Ready Thermometer Co., Inc.         22-3329530
 California             Forefront Diagnostics, Inc.            33-0733551
  New York                      Genevac Inc.                   13-3614495
  Delaware               G&P Labware Holdings Inc.             02-0528748
  Delaware               Lab-Line Instruments, Inc.            36-2160341
 California                Lab Vision Corporation              94-3204455
  Delaware            Matrix Technologies Corporation          04-2876817
  Delaware                Microgenics Corporation              68-0148167
 California             Molecular BioProducts, Inc.            95-3244122
  Delaware          Nalge Nunc International Corporation       13-3326816
  Wisconsin             National Scientific Company            58-2315507
 Connecticut            The Naugatuck Glass Company            06-0465440
  Wisconsin             NERL Diagnostics Corporation           05-0486109
  Wisconsin             Owl Separation Systems, Inc.           39-1915146
  Wisconsin                      Remel Inc.                    74-2826694
  Wisconsin           Richard-Allan Scientific Company         38-3235594
 California            Robbins Scientific Corporation          94-2456711
  Delaware              Samco Scientific Corporation           95-3145731
  Delaware                Sybron Transition Corp.              13-3326805
  Delaware            Vacuum Process Technology, Inc.          04-3538751
  (State or
    other
jurisdiction
     of
incorporation
     or                 (Exact name of Guarantor as         (I.R.S. Employer
organization)             specified in its Charter)       Identification Number)

                          MICHAEL K. BRESSON
                            Executive Vice
                          President--General
                               Counsel
                            and Secretary
                               Apogent
                          Technologies Inc.
 48 Congress                 10 Pleasant
    Street                Street, Suite 300
 Portsmouth,
     New
  Hampshire                Portsmouth, New
    03801                  Hampshire 03801
  (603) 433-
     6131                   (603) 433-6131
  (Address,
  including
  zip code,
     and
  telephone
   number,
  including                (Name, address,
  area code,                including zip
      of                      code, and
 registrant's             telephone number,
  principal                 including area
  executive               code of agent for
   offices)                    service)

                       Cover continued on following page

                       Cover continued from previous page

                               ----------------
  Copies of all communications, including all communications sent to the agent should be sent to:
                               BRUCE C. DAVIDSON
                              JOSEPH D. MASTERSON
                              Quarles & Brady LLP
                           411 East Wisconsin Avenue
                              Milwaukee, WI 53202
                                 (414) 277-5000
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE

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--------------------------------------------------------------------------------

                                                  Proposed       Proposed
                                                  maximum        maximum       Amount of
    Title of each class of       Amount to be  offering price   aggregate     registration
  securities to be registered     registered      per unit    offering price     fee(1)
------------------------------------------------------------------------------------------
2.25% Senior Convertible         $300,000,000
 Contingent Debt Securities       principal
 ("CODES") due 2021............     amount          100%       $300,000,000     $71,700
------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
 per share, with attached         9,838,650
 Preferred Stock Purchase           shares
 Rights........................      (2)            (3)            (3)            (3)
------------------------------------------------------------------------------------------
Guarantees of each of the
 Guarantor Subsidiaries........      (4)            (5)            (5)          None (5)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Calculated at the statutory rate of .000239 of the proposed maximum aggregate offering price, which price is exclusive of accrued interest and is estimated solely for the purpose of calculating the registration fee.
(2) This number represents the total number of shares of common stock that are initially issuable upon conversion of the CODES registered hereby at the conversion rate of 32.7955 shares of common stock for each $1,000 principal amount of CODES (equivalent to a conversion price of approximately $30.49 per share). The conversion rate is subject to adjustment upon the occurrence of stock dividends, stock splits and other events described in the indenture providing for the CODES. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, the amount to be registered includes an indeterminate number of shares of common stock that may become issuable upon conversion of the CODES as a result of any such adjustments. Each share of common stock will have attached thereto one preferred stock purchase right issued pursuant to the Registrant's Rights Agreement (subject to adjustment under the terms of the Rights Agreement).
(3) No additional consideration will be received for the common stock. Therefore, no additional registration fee is required pursuant to Rule 457(i).
(4) The CODES will be guaranteed by each of the Guarantor Subsidiaries.
(5) No additional consideration will be paid by the recipients of the CODES for the Guarantees. Pursuant to Rule 457(n), no separate fee is payable for the Guarantees.

                               ----------------
   The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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--------------------------------------------------------------------------------

                Preliminary Prospectus dated December 21, 2001.

PROSPECTUS

                                  $300,000,000

                           Apogent Technologies Inc.
   2.25% Senior Convertible Contingent Debt SecuritiesSM (CODESSM) due 2021, and Common Stock Issuable Upon Conversion of the CODES

                                ----------------
   Apogent Technologies Inc. issued $300,000,000 aggregate principal amount of 2.25% Senior Convertible Contingent Debt Securities (CODES) due 2021 in a private placement in October 2001. Selling holders can use this prospectus to resell the CODES and the shares of common stock into which they may be convertible at any time at market prices prevailing at the time of the sale or at privately negotiated prices. Payment of all principal, interest (including contingent interest, if any) and additional amounts, if any, payable on the CODES are unconditionally guaranteed by certain of our subsidiaries.

   The CODES are convertible, at the option of the holder, into shares of our common stock initially at a conversion rate of 32.7955 shares of common stock per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $30.49 per share, subject to adjustments described elsewhere in this prospectus, in the following circumstances:

  . if the sale price of our common stock is above 120% of the conversion price measured over a specified number of trading days;

  . if the ratio of the trading price of the CODES to the conversion value of the CODES is below 105% measured over a specified number of trading days;

  . during any period in which the credit ratings assigned to the CODES by Moody's Investors Service, Inc., or Moody's, is below "Ba2" or by Standard & Poor's Rating Services, or Standard and Poor's, is below "BB+", in which the credit rating assigned to the CODES is suspended or withdrawn by either rating agency or in which the credit rating assigned to the CODES is suspended or withdrawn by either rating agency or in which neither agency continues to rate the CODES or provide ratings services or coverage to us;

  . if the CODES have been called for redemption; and

  . upon the occurrence of specified corporate transactions.

   The CODES bear interest at a rate of 2.25% per year. We will also pay contingent interest during any six-month period following a six-month period in which the average trading price of the CODES is above specified levels. Interest on the CODES is payable on April 15 and October 15 of each year, beginning on April 15, 2002. The CODES will mature on October 15, 2021.

   The CODES are subject to special United States federal income tax rules. For a discussion of the special tax regulations governing contingent payment debt instruments, see "Certain United States Federal Income Tax Considerations."

   We may redeem some or all of the CODES on or after October 20, 2004.

   You may require us to purchase all or a portion of your CODES on October 20, 2004 and on October 15, 2006, 2011 and 2016, or, subject to specified exceptions, upon a change of control event.

   Shares of our common stock are quoted on the New York Stock Exchange under the symbol "AOT." The last reported sale price of the shares on December 19, 2001 was $25.72 per share.

   In connection with our private placement of the CODES in October, 2001, we and the guarantors agreed to file a shelf registration statement for the resale of the CODES, the guarantees and the common stock issuable upon conversion of the CODES. This prospectus is a part of that shelf registration statement.

   The CODES are our senior unsecured obligations, and the guarantees are senior unsecured obligations of the guarantors. As of September 30, 2001, we had approximately $532 million of senior debt and the guarantors had approximately $756 million of indebtedness and other liabilities.

      Investing in the CODES involves risks. Risk Factors begin on page 6.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         Prospectus dated      , 2001.

   "Convertible Contingent Debt Securities" and "CODES" are service marks of Lehman Brothers Inc.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
About this Prospectus....................................................   i
Forward-Looking Statements...............................................  ii
Prospectus Summary.......................................................   1
Risk Factors.............................................................   6
Use of Proceeds..........................................................  13
Dividend History and Policy..............................................  13
Price Range of Common Stock..............................................  13
Consolidated Ratio of Earnings to Fixed Charges..........................  14
Description of the CODES.................................................  14
Certain United States Federal Income Tax Considerations..................  36
Selling Holders and Plan of Distribution.................................  43
Legal Matters............................................................  52
Independent Accountants..................................................  52
Additional Information...................................................  52
Incorporation of Certain Documents by Reference..........................  53
Annex A--Form of Notice of Proposed Transfer Pursuant to Registration
 Statement............................................................... A-1
Annex B--Form of Notice of Transfer Pursuant to Registration Statement... B-1

                             About This Prospectus

   Apogent Technologies Inc. is a Wisconsin corporation. Our principal executive offices are located at 48 Congress Street, Portsmouth, New Hampshire 03801, and our telephone number at that address is (603) 433-6131. Our World Wide Web site address is http://www.apogent.com. The information in our website is not part of this prospectus.

   We originally sold the CODES in reliance on an exemption from registration under the Securities Act of 1933 for offers and sales of securities that do not involve a public offering.

   No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Apogent. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Apogent since the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

   This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making a decision to invest in the CODES, you must rely on your own examination of our company and the terms of the offering and the CODES, including the merits and risks involved.

   We are not making any representation to you regarding the legality of an investment in the CODES by you under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the CODES.

   You should contact us with any questions about this offering or if you require additional information to verify the information contained in this prospectus.

   Each prospective purchaser of the CODES must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the CODES or possesses or distributes this prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the CODES under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales. We shall have no responsibility for your compliance with such laws and regulations.

   The CODES being offered pursuant to this prospectus are now, and likely will continue to be, represented by one or more global CODES, which have been deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co. Beneficial interests in the global securities representing the CODES will be shown on, and transfers thereof will be effected through, records maintained by The Depository Trust Company and its participants. CODES in certificated form will be issued in exchange for the global securities only under limited circumstances on the terms set forth in the indenture.

Notice to New Hampshire Residents

   NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

Industry and Market Data

   In this prospectus we rely on and refer to information and statistics regarding Apogent's markets and our market share in the sectors in which we compete. We obtained this information and statistics from various third-party sources, discussions with our customers and our own internal estimates. We believe that these sources and estimates are reliable, but have not independently verified them and cannot guarantee their accuracy or completeness.

                           Forward-Looking Statements

   This prospectus contains and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "continue," "estimate," "expect," "goal," "objective," "outlook" and similar expressions signify forward-looking statements. These statements are based upon our expectations at the time we made them and are subject to risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those contemplated in the forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with forward-looking statements, factors that could cause our actual results to differ materially include the factors described under the caption "Risk Factors" in this prospectus and under the heading "Forward-Looking Statements" or "Cautionary Factors" in our SEC filings incorporated by reference into this prospectus. The risks and uncertainties so identified are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. For these reasons, we caution you not to place undue reliance on our forward-looking statements.

                               PROSPECTUS SUMMARY

   This prospectus constitutes part of a registration statement on Form S-3 that we have filed with the SEC using a "shelf" registration process. Under this shelf process, any selling holder may sell any combination of the securities described in this prospectus in one or more transactions. This summary highlights selected information contained elsewhere in this prospectus and does not contain all the information you may need to consider in making your investment decision. You should read carefully this entire prospectus and consider the information set forth in "Risk Factors." When we use the terms "Apogent," "we," "us" or "our" in this prospectus, we mean Apogent Technologies Inc. and its subsidiaries on a consolidated basis, unless we state or the context implies otherwise.

   On December 11, 2000, we spun off our dental business by way of a pro rata distribution to our shareholders of all the outstanding common stock and related preferred stock purchase rights of Sybron Dental Specialties, Inc. ("SDS"). As a result of the spin-off, SDS became an independent public company operating what was our dental business. We continue to operate our labware and life sciences, clinical diagnostics, and laboratory equipment businesses, as described herein. We changed our name from Sybron International Corporation to Apogent Technologies Inc. after obtaining shareholder approval at our 2001 annual meeting. Apogent's financial statements presented in this prospectus reflect the dental business among our discontinued operations. The continuing operations consist of our labware and life sciences, clinical diagnostics, and laboratory equipment businesses.

                           Apogent Technologies Inc.

   We are a leading developer and manufacturer of thousands of value-added products for the labware and life sciences, clinical diagnostics, and laboratory equipment industries. Most of these products are manufactured by us in approximately 80 facilities. Apogent has over 120 facilities worldwide. Our customers comprise distributors, pharmaceutical and biotechnology companies, clinical and research laboratories, and original equipment manufacturers ("OEMs"). Approximately 74% of our net sales are generated from sales within the U.S. and the remainder are generated internationally, mostly from Europe and Japan.

   We offer a broad mix of products, with over 70% of our net sales consisting of consumable products ordered on a consistent basis by our customers and end-users. Most of our products have established brand names, some of which have been in existence for decades. We focus on developing and manufacturing products that are industry staples and which are used in the majority of life sciences and diagnostic and research laboratories. We believe industry professionals demand our products because of our reputation for quality and the essential role that our products play in the research and development and diagnostic efforts of our end-users.

Growth Strategy

   Our goal is to consistently grow our worldwide market presence, net sales, earnings and cash flows. We plan to continue to grow our business through the implementation of our strategy, key elements of which are to:

  . develop profitable new products;

  . make strategic acquisitions;

  . increase penetration of existing and new customers;

  . improve operating efficiency; and

  . maintain and enhance our competitive position.

                                  The Offering

Issuer....................  Apogent Technologies Inc.

Securities Offered........  Up to $300,000,000 aggregate principal amount of
                            2.25% Senior Convertible Contingent Debt Securities ("CODES") due October 15, 2021, together with the shares of common stock into which the CODES may be converted under certain circumstances.

Maturity Date.............  October 15, 2021.

Ranking...................  The CODES are senior unsecured obligations of
                            Apogent Technologies Inc. and rank equal in right of payment with all existing and future senior unsecured indebtedness of Apogent Technologies Inc., including our 8% Senior Notes due 2011. See "Description of the CODES."

Interest Payment Dates....  April 15 and October 15, beginning April 15, 2002.

Interest Rate.............  2.25% per year, subject to adjustment under circumstances. See "Description of the CODES-- Interest Rate Adjustments."

Contingent Interest.......  We will pay contingent interest to the holders of
                            CODES during any six-month period from April 15 to October 14 and from October 15 to April 14, commencing with the six-month period beginning April 15, 2002, if the average trading price of a CODES for the five trading days ending on the second trading day immediately preceding the relevant six-month period equals 120% or more of the principal amount of the CODES.

                            The rate of contingent interest payable in respect of any six-month period will equal the greater of
                            (i) a per annum rate equal to 5.0% of our estimated per annum borrowing rate for senior non-convertible fixed-rate indebtedness with a maturity date comparable to the CODES and (ii) 0.30% per annum, in each case based on the outstanding principal amount of the CODES. Contingent interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Guarantees................  The CODES are jointly and severally guaranteed by certain of our domestic subsidiaries as described in the "Description of the CODES--Subsidiary Guarantees." The guarantees will be pari passu with other indebtedness of the guarantors, including their guarantees of our bank credit facility and the 8% Senior Notes due 2011.

Conversion Rights.........  You may convert your CODES prior to stated maturity under any of the following circumstances:

                            . during any quarterly conversion period if the
                              closing sale price of our common stock for a period of at least 20 trading days in the period of 30 consecutive trading days ending on the first day of such conversion period is more than 120% of the conversion price on that thirtieth day;

                            . during the five business day period following any
                              10 consecutive trading-day period in which the average of the trading prices (as defined in this prospectus) for a CODES was less than 105% of the average sale prices (as defined in this prospectus) of our common stock multiplied by the number of shares into which such CODES is then convertible;

                            . during any period in which the credit rating
                              assigned to the CODES by either Moody's or Standard & Poor's is below Ba2 and BB+, respectively, in which the credit rating assigned to the CODES is suspended or withdrawn by either rating agency or in which neither rating agency continues to rate the CODES or provide ratings services or coverage to us;

                            . if the CODES have been called for redemption; or

                            . upon the occurrence of specified corporate
                              transactions described under "Description of the CODES--Conversion Rights."

                            For each CODES surrendered for conversion, you initially will receive 32.7955 shares of our common stock. This represents an initial conversion price of approximately $30.49 per share of common stock. The conversion rate (and the conversion price) may be adjusted for certain reasons, but will not be adjusted for accrued interest (including contingent interest), if any. Upon conversion, you will not receive any cash payment representing accrued interest. Instead, accrued interest will be deemed paid by the common stock received by you on conversion. CODES called for redemption may be surrendered for conversion until the close of business one business day prior to the redemption date.

Sinking Fund..............  None.

Optional Redemption by      We may not redeem the CODES prior to October 20,
Apogent...................  2004. We may redeem some or all of the CODES on or after October 20, 2004 for a price equal to 100% of the principal amount of the CODES plus any accrued and unpaid interest (including contingent interest) to, but excluding, the redemption date, as set forth under "Description of the CODES--Optional
                            Redemption by Apogent."

Optional Repurchase Right
 of Holders...............
                            You may require us to repurchase all or a portion of your CODES on October 20, 2004 and on October 15, 2006, 2011 and 2016 at a repurchase price equal to 100% of the principal amount of those CODES plus any accrued and unpaid interest (including contingent interest) to the date of purchase.

Change of Control
 Repurchase Right of
 Holders..................  Upon a change of control of Apogent Technologies
                            Inc., you may require us, subject to certain conditions, to repurchase all or a portion of your CODES. We will pay a repurchase price equal to 100% of the principal amount of the CODES plus any accrued and unpaid interest (including contingent interest) to, but excluding, the repurchase date. See "Description of the CODES--Repurchase at Option of Holders--Change of Control Put."

Form, Denomination and
 Registration.............
                            The CODES have been issued in fully registered form, in denominations of $1,000 and are represented by one or more global securities, deposited with the trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the global securities will be shown on, and any transfers will be effected only through, records maintained by DTC and its participants. See "Description of the CODES--Form, Denomination and Registration."

Use of Proceeds...........  We will not receive any of the proceeds from the sale by any selling holder of the CODES or shares of common stock offered under this prospectus.

Registration Rights.......  This prospectus is part of a shelf registration statement that we and the guarantors agreed to file with the SEC. In connection with the initial private placement of the CODES, we agreed to keep the shelf registration statement effective until the earliest of:

                            . two years after the last date of original
                              issuance of any of the CODES (i.e., until October 10, 2003);

                            . the date when the holders of the CODES and the
                              common stock issuable upon conversion of the CODES are able to sell all these securities immediately pursuant to Rule 144(k) under the Securities Act; and

                            . the date when all of the CODES, the guarantees
                              and the common stock into which the CODES are convertible are registered under a shelf registration statement and sold in accordance with it, provided that selling holders must complete and deliver in a timely manner the selling securityholder election and questionnaire described in this prospectus.

                            See "Description of the CODES--Registration
                            Rights."

Absence of a Public
 Market for the CODES.....
                            The CODES issued in the initial private placement are eligible for trading in the PORTAL market. However, the CODES sold using this prospectus will no longer be eligible for trading in the PORTAL market. We cannot assure you that any active or liquid market will develop or will be maintained for the CODES.

New York Stock Exchange
 Symbol For Our Common
 Stock....................
                            Our common stock is traded on the New York Stock Exchange under the symbol "AOT."

                                  Risk Factors

   You should read the "Risk Factors" section to understand the risks associated with an investment in the CODES.

                                 RISK FACTORS

   You should carefully consider the following factors and other information contained and incorporated by reference in this prospectus before deciding to purchase the CODES or the common stock into which they may be converted. Any of these risks could materially adversely affect our business, financial condition, results of operations and prospects, which could in turn materially adversely affect the price of the CODES and the common stock issuable upon conversion of the CODES.

Risks Relating to Apogent

 Our holding company structure increases financial risks.

   We are organized as a holding company, with all of our net sales generated through our subsidiaries. Although we expect that our significant present and future U.S. subsidiaries will fully and unconditionally guarantee any debt securities issued pursuant to this prospectus, our foreign subsidiaries own a significant portion of our consolidated assets and are a significant part of our operations. Approximately 18% of our net sales and 7% of our operating cash flow for 2001 were from foreign, non-guarantor subsidiaries. Consequently, our operating cash flow and ability to service indebtedness and stock dividends depend in part upon the operating cash flow of our non-guarantor subsidiaries and the payment of funds by them to us in the form of loans, dividends or otherwise. Their ability to pay dividends and make loans, advances and other payments to us depends upon statutory or other contractual restrictions, which may include requirements to maintain minimum levels of working capital and other assets.

 Our international operations pose currency and other risks.

   We have significant operations outside the United States, where a significant portion of our revenue is generated. We are therefore subject to risk factors affecting our international operations, including relevant foreign currency exchange rates, which can affect the cost of our products or the ability to sell our products in foreign markets, and the value in U.S. dollars of sales made in foreign currencies. Our sales were reduced by $10.1 million and $6 million in 2001 and 2000, respectively, by the impact of currency fluctuations. Other factors include our ability to obtain effective hedges against fluctuations in currency exchange rates; foreign trade, monetary and fiscal policies; laws, regulations and other activities of foreign governments, agencies and similar organizations; risks associated with having major manufacturing facilities located in countries that have historically been less stable than the United States in several respects, including fiscal and political stability; and risks associated with an economic downturn in other countries. In addition, world events can increase the volatility of the currency markets, and such volatility could affect our financial results.

 Our failure to keep pace with the technological demands of our customers or with the products and services offered by our competitors could significantly harm our business.

   Some of the industries served by our products are characterized by rapid technological changes and new product introductions. Some of our competitors may invest more heavily in research or product development than we do. Successful new product offerings depend upon a number of factors, including our ability to:

  . accurately anticipate customer needs;

  . innovate and develop new technologies and applications;

  . successfully commercialize new products in a timely manner;

  . price our products competitively and manufacture and deliver our products in sufficient volumes and on time; and

  . differentiate our offerings from those of our competitors.

If we do not introduce new products in a timely manner and make enhancements to meet the changing needs of our customers, some of our products could become obsolete over time, in which case our customer relationships, revenue, and operating results would suffer.

 Our operating results may suffer if the industries into which we sell our products are in downward cycles.

   Some of the industries and markets into which we sell our products are cyclical. Any significant downturn in our customers' markets or in general economic conditions could result in reduced demand for our products and could harm our business.

 Future acquisitions may not be available or may create transitional challenges.

   A significant portion of our growth over the past several years has been achieved through our acquisition program. Our rate of continued growth is therefore subject to factors affecting our ability to continue pursuing our current acquisition strategy and to be successful with that strategy. These factors include our ability to raise capital beyond the capacity of our existing credit facilities or to use our stock for acquisitions, the cost of the capital required to effect our acquisition strategy, the availability of suitable acquisition candidates at reasonable prices, competition for appropriate acquisition candidates, our ability to realize the synergies expected to result from acquisitions, our ability to retain key personnel in connection with acquisitions and the ability of our existing personnel to efficiently handle increased transitional responsibilities resulting from acquisitions.

 We may incur restructuring or impairment charges that would reduce our earnings.

   We have in the past and may in the future restructure some of our operations. In such circumstances, we may take actions that would result in a charge and reduce our earnings. These restructurings have or may be undertaken to realign our subsidiaries, eliminate duplicative functions, rationalize our operating facilities and products and reduce our staff. These restructurings may be implemented to improve the operations of recently acquired subsidiaries as well as subsidiaries that have been part of our operations for many years. Our historical financial results include special charges related to restructuring activities of approximately $11.3 million and $8.5 million in fiscal years 2000 and 1998, respectively. As a result of adjustments to prior restructuring reserves, we incurred special charges of $0.6 million and $0.3 million for 2001 and 1999, respectively. An additional restructuring charge may be required in fiscal year 2002 to further rationalize our operating facilities and products; however, no conclusions have been reached regarding the necessity, timing or magnitude of a charge. Additionally, on October 1, 2001 we adopted SFAS 142, "Goodwill and Other Intangible Assets," which requires that goodwill and intangible assets that have an indefinite useful life be tested at least annually for impairment. This will require us to perform a transitional assessment for possible impairment as of October 1, 2001. We have not quantified the impact of adopting this standard.

 We rely heavily upon sales to key distributors and original equipment manufacturers ("OEMs"), and could lose sales if any of them stop doing business with us.

   Our three most significant distributors represent a significant portion of our revenues. For example, sales to Fisher Scientific, VWR Scientific, and Allegiance Healthcare Corporation accounted for approximately 12%, 10% and 6% of revenues in fiscal 2001, respectively. Our reliance on major independent distributors for a substantial portion of our sales subjects our sales performance to volatility in demand from distributors. We can experience volatility when distributors merge or consolidate, when inventories are not managed to end-user demand, or when distributors experience softness in their sales. We rely primarily upon the long-standing and mutually beneficial nature of our relationships with our key distributors, rather than on contractual rights, to protect these relationships. Volatility in end-user demand can also arise with large OEM customers to whom we sell directly. The loss of a substantial contract could adversely affect our business. Sales to our OEM customers are sometimes unpredictable and wide variances sometimes occur quarter to quarter.

 We could be injured by disruptions of our manufacturing operations.

   We rely upon our manufacturing operations to produce most of the products we sell. Any significant disruption of those operations for any reason, such as labor unrest, power interruptions, fire, war, or other force majuere, could adversely affect our sales and customer relationships and therefore adversely affect the value of our securities. In particular, the supply of white glass, which is used in our clinical and industrial segment's worldwide manufacturing operations, comes solely from our glass manufacturing facility in Switzerland. Risks include delays encountered in connection with the periodic rebuilding of the sheet glass furnace or furnace malfunctions. Although most of our raw materials are available from a number of potential suppliers, our operations also depend upon our ability to obtain raw materials at reasonable prices.

 The success of many of our products depends on the effectiveness of our patents, trademarks and licenses to defend our intellectual property rights.

   Our success with many of our products depends, in part, on our ability to protect our current and future innovative products and to defend our intellectual property rights. Our subsidiaries' products are sold under a variety of trademarks and trade names. They own or license all of the trademarks and trade names we believe to be material to the operation of their businesses. We also rely upon a combination of non-disclosure and other contractual agreements and trade secret, copyright, patent and trademark laws to protect our intellectual property rights. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. If we fail to adequately protect our intellectual property, competitors may manufacture and market products similar to ours.

 We could be hurt by product liability claims or other litigation.

   Our business is subject to the risks of claims involving our products and other legal and administrative proceedings, including the expense of investigating, litigating and settling any claims. Although we currently maintain insurance against some of these risks, uninsured losses could occur.

 Our business is subject to regulatory risks.

   Our ability to continue manufacturing and selling those of our products that are subject to regulation by the United States Food and Drug Administration or other domestic or foreign governments or agencies is subject to a number of risks. In the future, some of our products may be affected by the passage of stricter laws or regulations, reclassification of our products into categories subject to more stringent requirements, or the withdrawal of approvals needed to sell one or more of our products.

 Some of our products are affected by general levels of insurance and reimbursement.

   The demand for and pricing of some of our products can be affected by changing levels of public and private health care budgets, including reimbursement by private or governmental insurance programs.

 We could be harmed by the loss of key management.

   The success of our operations depends in significant part upon the experience and expertise of our management team, both within Apogent and in our operating subsidiaries. Any loss of these key personnel could harm our business.

 Our recent separation from SDS poses a potential tax sharing and indemnification risk.

   We recently spun off the dental businesses now owned by SDS. We and SDS each agreed to indemnify the other with respect to certain indebtedness, liabilities and obligations, including potential tax liabilities if future transactions change the tax treatment of the spin-off. Our ability to collect on these indemnities from SDS, if applicable, depends upon the future financial strength of SDS.

 We sometimes experience quarterly variations in our operating results.

   Our business is subject to quarterly variations in operating results caused by a number of factors, including business and industry conditions, timing of acquisitions, distribution and OEM customer issues, and other factors discussed herein or in our other public filings. All of these factors make it difficult to predict operating results for any particular period.

 Other risks may arise.

   We may be subject to risks arising from other business and investment considerations that may be disclosed from time to time in our Securities and Exchange Commission filings or in other publicly available written documents.

Risks Relating to Investment in the CODES and Common Stock

 You should consider the United States federal income tax consequences of owning CODES.

   We and each holder agree in the indenture to treat the CODES as "contingent payment debt instruments" subject to the contingent payment debt regulations. As a result, a holder will be required to include amounts in income, as original issue discount, in advance of cash such holder receives on a CODES, and to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a noncontingent, nonconvertible borrowing (5.90%), even though the CODES will have a significantly lower yield to maturity. A holder will recognize taxable income significantly in excess of cash received while the CODES are outstanding. In addition, under the indenture, a holder will recognize ordinary income, if any, upon a sale, exchange, conversion or redemption of the CODES at a gain. See "Certain United States Federal Income Tax Considerations."

 The CODES do not contain certain restrictive covenants, and there is limited protection in the event of a change of control.

   The indenture under which the CODES were issued does not contain restrictive covenants that would protect you from several kinds of transactions that may adversely affect you as a holder of a CODES. In particular, the indenture does not contain covenants that limit our ability to pay dividends or make distributions on or redeem our capital stock or limit our ability to incur additional indebtedness and, therefore, protect you in the event of a highly leveraged transaction or other similar transaction. In addition, the requirement that we offer to repurchase the CODES upon a change of control is limited to the transactions specified in the definition of a "change of control" under "Description of CODES--Repurchase at Option of Holders--Change of Control Put." Accordingly, we could enter into certain transactions, such as acquisitions, refinancings or a recapitalization, that could affect our capital structure and the value of our common stock but would not constitute a change of control.

 Our ability to repurchase the CODES with cash upon a change of control may be limited.

   In certain circumstances involving a change of control of Apogent, you may require us to repurchase all or a portion of your CODES to the extent set forth in this prospectus. If a change in control were to occur, we cannot assure you that, if required, we will have sufficient cash or other financial resources at that time or would be able to arrange financing to pay the repurchase price of the CODES in cash. Our ability to repurchase the CODES in that event may be limited by law, by the indenture, by the terms of other agreements relating to our senior debt and by indebtedness and agreements that we may enter into in the future which may replace, supplement or amend our existing or future debt. If a change in control occurs at a time when we are prohibited from repurchasing or redeeming the CODES, we could seek the consent of lenders to repurchase the CODES or could attempt to refinance the borrowings that contain this prohibition. If we do not obtain a consent or refinance these borrowings, we could remain prohibited from repurchasing the CODES. Our failure to repurchase the CODES would constitute an event of default under the indenture under which we issued the CODES, which might constitute a default under the terms of our other indebtedness at that time. In these circumstances, the subordination provisions in the indenture would likely restrict payments to you before the other debt is repaid in full.

 There may not be a liquid market for the CODES, and you may not be able to sell your CODES at attractive prices or at all.

   The CODES are a new issue of securities for which there is currently no public trading market. We do not intend to apply for listing of the CODES on any securities exchange. Although the initial purchasers have advised us that they currently intend to make a market in the CODES, they are not obligated to do so and may discontinue their market-making activities at any time without notice. The CODES issued in the initial private placement are eligible for trading in the PORTAL market, but the CODES sold using this prospectus will no longer be eligible for trading in the PORTAL market. We cannot predict whether an active trading market for the CODES will develop or will be sustained. If an active market for the CODES fails to develop or be sustained, the trading price of the CODES could fall. Even if an active trading market were to develop, the CODES could trade at prices that may be lower than the initial offering price. The trading price of the CODES will depend on many factors, including:

  . prevailing interest rates and interest rate volatility;

  . the markets for similar securities;

  . our financial condition, results of operations and prospects;

  . the publication of earnings estimates or other research reports and speculation in the press or investment community;

  . changes in our industry and competition; and

  . general market and economic conditions.

As a result, we cannot assure you that you will be able to sell the CODES at attractive prices or at all.

 A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the CODES, if any, could cause the liquidity or market value of the CODES to decline significantly.

   We have received ratings of the CODES by Standard & Poor's and Moody's. We cannot assure you that the ratings so assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in that rating agency's judgment future circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant.

 The market price for our common stock may be highly volatile.

   The market price for our common stock may be highly volatile. There may be a significant impact on the market price of our common stock due to a variety of factors, including:

  . prevailing interest rates and interest rate volatility;

  . the market for similar securities;

  . our financial condition, results of operations and prospects;

  . any future issuances of our common stock, which may include primary offerings for cash, issuances in connection with business acquisitions, and the grant or exercise of stock options from time to time;

  . the publication of earnings estimates or other research reports and speculation in the press or investment community;

  . changes in our industry and competitors;

  . any outbreak or escalation of hostilities; and

  . general market and economic conditions.

   In addition, the stock market in general, and the New York Stock Exchange in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of actual operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against companies. This type of litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which would harm our business.

   Volatility in the market price of our common stock may make it more difficult for you to sell the common stock you receive on conversion of the CODES. In addition, because the CODES will be convertible into our common stock, their value will likely also be affected by the factors summarized above.

 We are restricted by the terms of our outstanding senior debt, which could adversely affect us and increase your credit risk.

   The indenture relating to our outstanding senior notes and our revolving credit agreement include a number of significant financial and operating restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions. These include, among other things, restrictions on our ability to:

  . pay dividends or make distributions in respect of our capital stock or to make certain other restricted payments;

  . incur indebtedness;

  . create liens;

  . make loans or investments;

  . enter into sale and leaseback transactions;

  . agree to payment restrictions affecting our restricted subsidiaries;

  . consolidate, merge, sell or lease all or substantially all of our assets;
    and

  . enter into transactions with affiliates.

   In addition, our revolving credit facility contains financial covenants that, among other things, require us to maintain a minimum net worth and a minimum interest coverage ratio and that impose a maximum leverage ratio. Our ability to comply with these ratios and limits may be affected by events beyond our control, and a breach could result in an acceleration of our obligations, which could have a material adverse effect on our business, financial condition, and results of operations and prospects.

 The CODES are unsecured, and therefore are effectively subordinated to any secured debt, and the subsidiary guarantees of the CODES are unsecured and effectively subordinated to the secured debt of the guarantors.

   The CODES and subsidiary guarantees are not secured by any of our assets or those of our subsidiaries. As a result, the CODES and guarantees are effectively subordinated to any secured debt we may incur and to the secured debt of any guarantor subsidiaries to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt or the debt of any guarantor subsidiaries may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the CODES.

 The subsidiary guarantees may raise fraudulent transfer issues, which could impair the enforceability of the subsidiary guarantees.

   Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could subordinate or void any subsidiary guarantee if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor:

  . was insolvent or was rendered insolvent because of the guarantee and the application of proceeds of the CODES or the guarantee;

  . was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business;

  . intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity; or

  . was a defendant in an action for money damages, or had a judgment for money damages docketed against it, if, in either case, after final judgment the judgment is unsatisfied.

   We cannot be sure as to the standard that a court would use to determine whether or not the guarantors were solvent at the relevant time, or that the issuance of the guarantees would not be voided or the guarantees would not be subordinated to the guarantors' other debt. A guarantee could also be subject to the claim that, because the guarantee was incurred for the benefit of Apogent, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. If a court voided a guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, securityholders would cease to have a claim against the guarantor and would be solely creditors of Apogent and any other guarantors.

 From time to time the guarantors of the CODES may differ from those under our other existing senior debt.

   While the guarantees of the CODES are pari passu with the guarantees of our 8% Senior Notes due 2011 ("2011 Senior Notes") and our bank credit facility, the guarantors under the CODES may from time to time not include all of the guarantors under such other existing senior debt. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets of the non-guarantor subsidiaries are made available for distribution to Apogent.

 Our preferred stock purchase rights, certain provisions of Wisconsin law and our articles of incorporation and bylaws contain certain provisions that could make a takeover of Apogent more difficult.

   Our preferred stock purchase rights, certain provisions of Wisconsin law and our articles of incorporation and bylaws could have the effect of delaying or preventing a third party from acquiring us, even if a change in control would be beneficial to our shareholders. In addition to our preferred stock purchase rights, these provisions of our articles of incorporation and bylaws include:

  . providing for a classified board of directors with staggered, three-year terms;

  . permitting removal of directors only for cause;

  . providing that vacancies on the board of directors will be filled by the remaining directors then in office; and

  . requiring advance notice for shareholder proposals and director nominees.

   In addition, the Wisconsin control share acquisition statute and Wisconsin's "fair price" and "business combination" provisions limit the ability of an acquiring person to engage in certain transactions or to exercise the full voting power of acquired shares of a "resident domestic corporation" under certain circumstances. It is not clear whether Apogent will be considered a "resident domestic corporation" for these purposes. These provisions and other provisions of Wisconsin law could make it more difficult for a third party to acquire us, even if doing so would benefit our shareholders. As a result, offers to acquire Apogent which represent a premium over the available market price of our common stock may be withdrawn or otherwise fail to be realized.

                                USE OF PROCEEDS

   We will not receive any proceeds from the sale of the CODES or the common stock into which the CODES may be convertible. The selling holders will receive all of the net proceeds from the sale of the CODES and the common stock into which the CODES may be convertible that they, respectively, own.

                          DIVIDEND HISTORY AND POLICY

   We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future decision to pay cash dividends will be at the discretion of our board of directors and will depend upon, among other factors, our earnings, financial condition and other requirements.

                          PRICE RANGE OF COMMON STOCK

   Our common stock trades on the New York Stock Exchange under the symbol "AOT." As of December 7, 2001, there were 106,129,455 shares of our common stock issued and outstanding held by 365 shareholders of record. We list in the table below closing information on the high and low sales prices for our common stock during the periods indicated as reported on the New York Stock Exchange. Because transactions before December 11, 2000 reflect prices prior to our spin-off of SDS, they may not be indicative of the value of Apogent's ongoing businesses during those periods.

                                                                Price Range Of
                                                                 Common Stock
                                                                ---------------
Fiscal Year and Quarter                                          High     Low
-----------------------                                         ------- -------
                                                                 (in dollars)
2000
  1st Quarter.................................................. $27.813 $20.668
  2nd Quarter..................................................  29.313  21.375
  3rd Quarter..................................................  33.063  16.375
  4th Quarter..................................................  25.875  19.063
2001
  1st Quarter through December 11, 2000*....................... $29.125 $18.952
  1st Quarter beginning December 12, 2000*.....................  24.438  18.625
  2nd Quarter..................................................  22.050  17.875
  3rd Quarter..................................................  25.800  18.950
  4th Quarter..................................................  25.400  21.350
2002
  1st Quarter through December 19, 2001........................ $25.95  $22.96

--------
* Our spin-off of SDS was completed on December 11, 2000, and our common stock began to trade regularly following the spin-off on December 12, 2000.

   For the last reported sales price for our common stock on a recent date, see the cover page of this prospectus.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth our historical ratio of earnings to fixed charges for Apogent for the periods indicated:

                                                        Year ended September 30,
                                                        ------------------------
                                                        2001 2000 1999 1998 1997
                                                        ---- ---- ---- ---- ----
Ratio of earnings to fixed charges..................... 4.4  3.8  4.0  3.5  3.8

   For this purpose, "earnings" consists of income from continuing operations before income taxes and fixed charges (exclusive of capitalized, amortized premiums related to indebtedness, an estimate of interest within rental expense and preferred stock dividends). "Fixed charges" consists of interest expense and capitalized, amortized premiums related to indebtedness and an estimate of interest within rental expense. Apogent did not pay any preferred stock dividends during the periods indicated.

                            DESCRIPTION OF THE CODES

   We issued the CODES under an indenture, dated October 10, 2001, between us, the guarantors and The Bank of New York, as trustee. The terms of the CODES include those provided in the indenture and those provided in the registration rights agreement, which we entered into with Lehman Brothers Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC, ABN AMRO Rothschild LLC and UBS Warburg LLC, the initial purchasers of the CODES.

   The following description is only a summary of the material provisions of the CODES, the indenture and the registration rights agreement. We urge you to read these documents in their entirety because they, and not this description, define your rights as holders of the CODES. You may request copies of these documents at our address set forth under the caption "About This Prospectus."

   When we refer to Apogent in this section, we refer only to Apogent Technologies Inc., a Wisconsin corporation, and not its subsidiaries.

Brief Description of the CODES

   The CODES:

  . are limited to $300,000,000 aggregate principal amount, all of which were issued on October 10, 2001;

  . bear interest at a rate of 2.25% per year, subject to interest rate adjustments as described below;

  . bear contingent interest in the circumstances described under "--
    Contingent Interest;"

  . are general unsecured obligations, ranking equally with all of our other unsecured senior indebtedness and senior in right of payment to any subordinated indebtedness; as indebtedness of Apogent, the CODES are effectively subordinated to all indebtedness and liabilities of our subsidiaries, except for indebtedness of the guarantors;

  . are convertible into our common stock at a conversion price of approximately $30.49 per share, subject to adjustment as described under "--Conversion Rights," in the following circumstances:

   . if the sale price of our common stock is above 120% of the conversion price measured over a specified number of trading days;

   . if the ratio of the trading price of the CODES to the conversion value of the CODES is below 105% measured over a specified number of trading days;

   . during any period in which the credit ratings assigned to the CODES by Moody's Investors Service, Inc., or Moody's, is lower than "Ba2" or by Standard & Poor's Rating Services, or Standard
    and Poor's, is lower than "BB+", in which the credit rating assigned to the CODES is suspended or withdrawn by either rating agency or in which neither agency continues to rate the CODES or provide ratings services or coverage to Apogent;

   . if the CODES have been called for redemption; and

   . upon the occurrence of specified corporate transactions;

  . are redeemable at our option in whole or in part beginning on October 20, 2004 upon the terms and for a price equal to 100% of the principal amount of the CODES plus any accrued and unpaid interest (including contingent interest) as set forth under "--Optional Redemption by Apogent;"

  . may be repurchased by us, at your option, on October 20, 2004 and on October 15, 2006, 2011 and 2016 or if a change of control occurs; and

  . will be due on October 15, 2021, unless earlier converted, redeemed by us at our option or repurchased by us at your option.

   The indenture does not contain any financial covenants and does not restrict us or any of the guarantors from paying dividends, incurring additional senior debt or any other indebtedness or issuing or repurchasing our other securities. The indenture also will not protect you in the event of a highly leveraged transaction or a change in control of Apogent except to the extent described under "--Repurchase at Option of Holders --Change of Control Put" below.

   Under the indenture, we have agreed, and by acceptance of a beneficial interest in the CODES each beneficial owner of the CODES will be deemed to have agreed, among other things, for United States federal income tax purposes, to treat the CODES as indebtedness that is subject to the regulations governing contingent payment debt instruments, and, for purposes of those regulations, to treat the fair market value of any stock received upon any conversion of the CODES as a contingent payment, and the discussion herein assumes that such treatment is correct. However, the characterization of instruments such as the CODES and the application of such regulations is uncertain in several respects. See "Certain United States Federal Income Tax Considerations--Classification of the CODES."

   No sinking fund is provided for the CODES. The CODES will not be subject to defeasance. The CODES will be issued only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount. No service charge will be made for any registration of transfer or exchange of CODES, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   You may present definitive CODES for conversion, registration of transfer and exchange, without service charge, at our office or agency in New York City, which initially is the office or agency of the trustee in New York City. For information regarding conversion, registration of transfer and exchange of global securities, see "--Form, Denomination and Registration."

Brief Description of the Guarantees

   The CODES have been and will be jointly and severally guaranteed by certain of Apogent's existing and future U.S. subsidiaries.

   The guarantees of the CODES:

  . are and will be general obligations of each guarantor;

  . rank equally with the obligations of the guarantors under their guarantees of Apogent's bank credit facility and its outstanding 2011 Senior Notes; and

  . terminate with respect to each guarantor upon the termination of the obligations of such guarantor under the Credit Agreement, dated December 1, 2000, between Apogent, the guarantors and The Chase

   Manhattan Bank, as Administrative Agent, as amended, supplemented or modified from time to time (the "Credit Agreement").

Interest

   The CODES bear interest from October 10, 2001 at the rate of 2.25% per year, subject to adjustment upon the occurrence of a reset transaction. See "--Interest Rate Adjustments" below. We will also pay contingent interest on the CODES in the circumstances described under "--Contingent Interest." We will pay interest semiannually on April 15 and October 15 of each year to the holders of record at the close of business on the preceding April 1 and October 1, respectively, beginning April 15, 2002. There are two exceptions to the preceding sentence:

  . In general, we will not pay interest accrued and unpaid on any CODES that is converted into our common stock. See "--Conversion Rights." If a holder of CODES converts after a record date for an interest payment but prior to the corresponding interest payment date, it will receive interest accrued and paid on such CODES on the interest payment date, notwithstanding the conversion of such CODES prior to such interest payment date, because such holder will have been the holder of record on the corresponding record date. However, at the time such holder surrenders such CODES for conversion, it must pay us an amount equal to the interest that has accrued and will be paid on the interest payment date. The preceding sentence does not apply, however, to a holder that converts, after a record date for an interest payment date but prior to the corresponding interest payment date, CODES that we call for redemption prior to such conversion on a redemption date that is on or prior to the third business day after such interest payment date.

  . We will pay interest to a person other than the holder of record on the record date if we redeem the CODES on a date that is after the record date and prior to the corresponding interest payment date. In this instance, we will pay interest accrued and unpaid on the CODES being redeemed to, but not including, the redemption date to the same person to whom we will pay the principal of such CODES.

   Except as provided below, we will pay interest on:

  . the global securities to DTC in immediately available funds;

  . the definitive CODES having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of the CODES; and

  . the definitive CODES having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by the holder of those CODES.

   At maturity, we will pay interest on the definitive CODES at our office or agency in New York City, which initially is the office or agency of the trustee in New York City.

   We will pay principal on:

  . the global securities to DTC in immediately available funds; and

  . the definitive CODES at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

   Interest generally will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest Rate Adjustments

   If a reset transaction occurs, the interest rate will be adjusted to equal the adjusted interest rate from the effective date of such reset transaction to, but not including, the effective date of any succeeding reset transaction.

   A "reset transaction" means:

  . a merger, consolidation or statutory share exchange to which the entity that is the issuer of the common stock into which the CODES are then convertible is a party;

  . a sale of all or substantially all the assets of that entity;

  . a recapitalization of that common stock; or

  . a distribution described in the fourth bullet point of the sixth paragraph under "--Conversion Rights" below,

after the effective date of which transaction or distribution the CODES would be convertible into:

  . shares of an entity the common stock of which had a dividend yield for the four fiscal quarters of such entity immediately preceding the public announcement of the transaction or distribution that was more than 2.5% higher than the dividend yield on our common stock (or other common stock then issuable upon conversion of the CODES) for the four fiscal quarters preceding the public announcement of the transaction or distribution; or

  . shares of an entity that announces a dividend policy prior to the effective date of the transaction or distribution which policy, if implemented, would result in a dividend yield on that entity's common stock for the next four fiscal quarters that would result in such a 2.5% increase.

   The "adjusted interest rate" with respect to any reset transaction will be the rate per year that is the arithmetic average of the rates quoted by two dealers engaged in the trading of convertible securities selected by us or our successor as the rate at which interest should accrue so that the fair market value, expressed in dollars, of a CODES immediately after the later of:

  . the public announcement of the reset transaction; or

  . the public announcement of a change in dividend policy in connection with the reset transaction,

will equal the average trading price (as described below under "--Conversion Rights--Conversion Upon Satisfaction of Market Price Conditions") of a CODES for the 20 trading days preceding the date of public announcement of the reset transaction. However, the adjusted interest rate will not be less than 2.25% per year.

   For purposes of the definition of reset transaction, the dividend yield on any security for any period means the dividends paid or proposed to be paid pursuant to an announced dividend policy on the security for that period divided by, if with respect to dividends paid on that security, the average sale price (as defined below) of the security during that period and, if with respect to dividends proposed to be paid on the security, the closing price of such security on the effective date of the related reset transaction.

   The "sale price" of a security on any date of determination means:

  . the closing sale price (or, if no closing sale price is reported, the last reported sale price) of a security (regular way) on the New York Stock Exchange on that date;

  . if that security is not listed on the New York Stock Exchange on that date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which that security is listed;

  . if that security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

  . if that security is not so reported, the last price quoted by Interactive
    Data Corporation for that security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by us; or

  . if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security from at least two dealers recognized as market-makers for that security.

Contingent Interest

   In addition to the interest we will pay as described under "--Interest" and "--Interest Rate Adjustments," we will pay contingent interest, subject to the accrual and record date provisions described above, to the holders of CODES during the six-month periods from April 15 to October 14 and from October 15 to April 14, as appropriate, commencing with the six-month period beginning April 15, 2002, if the average trading price, as described below under "--Conversion Rights--Conversion Upon Satisfaction of Market Price Conditions," of a CODES for the five trading days ending on the second trading day immediately preceding the beginning of the relevant six-month period equals 120% or more of the principal amount of CODES.

   The rate of contingent interest payable in respect of any six-month period will equal the greater of (i) a per annum rate equal to 5.0% of our estimated per annum borrowing rate for senior non-convertible fixed-rate indebtedness with a maturity date comparable to the CODES and (ii) 0.30% per annum, in each case based on the outstanding principal amount of the CODES. Contingent interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

   Upon determination that holders of CODES will be entitled to receive contingent interest during any relevant six-month period, on or prior to the start of the relevant six-month period, we will issue a press release and publish information with respect to any contingent interest on our web site.

   We will pay contingent interest, if any, in the same manner as we will pay interest described above under "--Interest," and your obligations in respect of the payment of contingent interest in connection with the conversion of any CODES will also be the same as described above under "--Interest."

Conversion Rights

 General

   You may convert any outstanding CODES (or portions of outstanding CODES) into our common stock, initially at the conversion price of approximately $30.49 per share (equal to a conversion rate of 32.7955 shares per $1,000 principal amount of CODES) under the circumstances summarized below. The conversion price is, however, subject to adjustment as described below. We will not issue fractional shares of common stock upon conversion of CODES. Instead, we will pay a cash adjustment based upon the closing sale price of our common stock on the business day immediately preceding the conversion date. You may convert CODES only in denominations of $1,000 and whole multiples of $1,000.

   Holders may surrender CODES for conversion into our common stock prior to the stated maturity only under the following circumstances:

  . during any conversion period, as described below, if the sale price of our common stock (as described above under "Interest Rate Adjustments") for at least 20 trading days in the 30 consecutive trading-day period ending on the first day of the conversion period was more than 120% of the conversion price on that thirtieth trading day;

  . during the five business-day period following any 10 consecutive trading-day period in which the average of the trading prices (as described below under "--Conversion Rights--Conversion Upon Satisfaction of Market Price Conditions") for the CODES for that 10 trading-day period was less than 105% of the average conversion value, as described below, for the CODES during that period;

  . during any period in which the credit rating assigned to the CODES by either Moody's or Standard & Poor's is lower than Ba2 or BB+, respectively, in which the credit rating assigned to the CODES is suspended or withdrawn by either rating agency or in which neither rating agency continues to rate the CODES or provide ratings services or coverage to Apogent;

  . if we have called the CODES for redemption; or

  . upon the occurrence of the corporate transactions summarized below.

   If you have exercised your right to require us to repurchase your CODES as described under "--Repurchase at Option of Holders," you may convert your CODES into our common stock only if you withdraw your notice of exercise and convert your CODES prior to the close of business on the business day immediately preceding the applicable repurchase date.

 Conversion Upon Satisfaction of Market Price Conditions

   A holder may convert its CODES into our common stock during any conversion period if the sale price of our common stock for at least 20 consecutive trading days in the 30 trading-day period ending on the first day of the conversion period exceeds 120% of the conversion price on that thirtieth trading day. A conversion period will be the period from and including the thirtieth trading day in a fiscal quarter to, but not including, the thirtieth trading day in the immediately following fiscal quarter.

   A holder also may convert its CODES into our common stock during the five business-day period following any 10 consecutive trading-day period in which the average of the trading prices for the CODES for that 10 trading-day period is less than 105% of the average conversion value for the CODES during that period.

   "Conversion value" is equal to the product of the sale price for our common stock on a given day multiplied by the then current conversion rate, which is the number of shares of common stock into which each CODES is then convertible.

   The "trading price" of the CODES on any date of determination means the average of the secondary market bid quotations per CODES obtained by us or the calculation agent for $10,000,000 principal amount of the CODES at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if at least three such bids cannot reasonably be obtained by us or the calculation agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by us or the calculation agent, this one bid shall be used. If either we or the calculation agent cannot reasonably obtain at least one bid for $10,000,000 principal amount of the CODES from a nationally recognized securities dealer or in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the CODES, then the trading price of the CODES will equal (a) the then-applicable conversion rate of the CODES multiplied by (b) the sale price of our common stock on such determination date.

 Conversion Upon Credit Rating Event

   A holder may convert any of its CODES during any period in which the credit ratings assigned to the CODES by either Moody's or Standard & Poor's is lower than Ba2 or BB+, respectively, or in which the credit rating assigned to the CODES is suspended or withdrawn by either rating agencies or in which neither rating agency continues to rate the CODES or provide ratings services or coverage to Apogent.

 Conversion Upon Notice of Redemption

   A holder may surrender for conversion any CODES we call for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the CODES are not otherwise convertible at that time. If a holder already has delivered a purchase notice or a change of control purchase notice with respect to a CODES, however, the holder may not surrender that CODES for conversion until the holder has withdrawn the notice in accordance with the indenture.

 Conversion Upon Specified Corporate Transactions

   If:

  . we distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 days of the date of distribution, common stock at less than the trading price of the common stock at the time of the announcement of such distribution;

  . we elect to distribute to all holders of our common stock cash or other assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the trading price of the common stock on the day preceding the declaration date for the distribution; or

  . a change of control as described under "Repurchase of CODES at the Option of Holders--Change of Control Put" occurs but holders of CODES do not have the right to require us to repurchase their CODES as a result of such change of control because either (1) the trading price of our common stock for a specified period prior to such change of control exceeds a specified level or (2) because the consideration received in such change of control consists of capital stock that is freely tradable and the CODES become convertible into that capital stock (each as more fully described under "Repurchase of CODES at the Option of Holders--Change of Control Put"),

then we must notify the holders of CODES at least 20 days prior to the ex-dividend date for the distribution or within 30 days of the occurrence of the change of control, as the case may be. Once we have given that notice, holders may convert their CODES at any time until either (a) the earlier of close of business on the business day prior to the ex-dividend date and our announcement that the distribution will not take place, in the case of a distribution, or
(b) within 30 days of the change of control notice, in the case of a change of control. In the case of a distribution, no adjustment to the ability of a holder of CODES to convert will be made if the holder participates or will participate in the distribution without conversion.

   In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock will be converted into cash, securities or other property, a holder may convert CODES at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the effective date of the transaction. If we are a party to a consolidation, merger or binding share exchange pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a CODES into common stock will be changed into a right to convert the CODES into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted such CODES immediately prior to the transaction. If the transaction also constitutes a "change of control," as defined below, the holder can require us to repurchase all or a portion of its CODES as described under "--Repurchase at Option of Holders--Change of Control Put."

 Conversion Procedures

   Except as provided below, if you convert your CODES into our common stock on any day other than an interest payment date, you will not receive any interest that has accrued on the CODES. By delivering to the holder the number of shares issuable upon conversion, determined by dividing the principal amount of the CODES being converted by the conversion price, together with a cash payment, if any, in lieu of fractional shares, we will satisfy our obligation with respect to the converted CODES. That is, accrued but unpaid interest (including contingent interest) will be deemed to be paid in full rather than canceled, extinguished or forfeited. If you convert after a record date for an interest payment but prior to the corresponding interest payment date, you will receive interest accrued and paid on such CODES on the interest payment date, notwithstanding the conversion of such CODES prior to such interest payment date, because you will have been the holder of record on the corresponding record date. However, at the time of surrender of such CODES for conversion, you must pay us an amount equal to the interest that has accrued and will be paid on the CODES being converted on the interest payment date. The preceding sentence does not apply, however, to a holder that converts, after a record date for an interest payment date but prior to the corresponding interest payment date, CODES that we call for redemption prior to such conversion on a redemption date that is on or prior to the third business day after such interest payment date.

   You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Certificates representing shares of common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by you have been paid.

   To convert interests in a global CODES, you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program. To convert a definitive CODES, you must:

  . complete the conversion notice on the back of the CODES (or a facsimile thereof);

  . deliver the completed conversion notice and the CODES to be converted to the specified office of the conversion agent;

  . pay all funds required, if any, relating to interest on the CODES to be converted to which you are not entitled, as described in the second preceding paragraph; and

  . pay all taxes or duties, if any, as described in the preceding paragraph.

   The conversion date will be the date on which all of the foregoing requirements have been satisfied. The CODES will be deemed to have been converted immediately prior to the close of business on the conversion date. A certificate for the number of shares of common stock into which the CODES are converted (and cash in lieu of any fractional shares) will be delivered as soon as practicable on or after the conversion date.

 Conversion Price Adjustments

   We will adjust the initial conversion price for certain events, including:

  . issuances of our common stock as a dividend or distribution on our common stock;

  . certain subdivisions and combinations of our common stock;

  . issuances to all holders of our common stock of certain rights or warrants to purchase our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the then-current market price of our common stock;

  . distributions to all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets including securities, but excluding:

   . the rights and warrants referred to in the third bullet point,

   . any dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the second succeeding paragraph, or

   . any dividends or distributions paid exclusively in cash;

  . distributions consisting exclusively of cash to all holders of our common stock to the extent that such distributions, combined together with:

   . all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made, plus

   . any cash and the fair market value of other consideration paid for in any tender offers by us or any of our subsidiaries for our common stock expiring within the preceding 12 months for which no adjustment has been made, exceed 10% of our market capitalization on the record date for such distribution; market capitalization is the product of the then current market price of our common stock times the number of shares of our common stock then outstanding; and

  . purchases of our common stock pursuant to a tender offer made by us or any of our subsidiaries to the extent that the same involves an aggregate consideration that, together with:

   . any cash and the fair market value of any other consideration paid in any other tender offer by us or any of our subsidiaries for our common stock expiring within the 12 months preceding such tender offer for which no adjustment has been made, plus

   . the aggregate amount of any all-cash distributions referred to in the preceding bullet point to all holders of our common stock within 12 months preceding the expiration of tender offer for which no adjustments have been made, exceeds 10% of our market capitalization on the expiration of such tender offer.

   We will not make an adjustment in the conversion price unless such adjustment would require a change of at least 1% in the conversion price then in effect at such time. We will carry forward and take into account in any subsequent adjustment any adjustment that would otherwise be required to be made. Except as stated above, we will not adjust the conversion price for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

   If we:

  . reclassify or change our common stock (other than changes resulting from a subdivision or combination); or

  . consolidate or combine with or merge into any person or sell or convey to another person all or substantially all of our property and assets,

and the holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, the holders of the CODES may convert the CODES into the consideration they would have received if they had converted their CODES immediately prior to such reclassification, change, consolidation, combination, merger, sale or conveyance. We may not become a party to any such transaction unless its terms are consistent with the foregoing.

   In the event that we distribute shares of capital stock of a subsidiary of ours, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following the distribution.

   In the event we elect to make a distribution described in the third or fourth bullet points of the first paragraph of this subsection "--Conversion Price Adjustments," which, in the case of the fourth bullet, has a per share value equal to more than 10% of the sale price of our shares of common stock on the day preceding the declaration date for the distribution, then, if the distribution would also trigger a conversion right under "--Conversion Upon Specified Corporate Transactions," or if the CODES are otherwise convertible, we will be required to give notice to the holders of CODES at least 20 days prior to the ex-dividend date for the distribution and, upon the giving of notice, the CODES may be surrendered for conversion at any time until the close of business on the business day prior to the ex-dividend date or until we announce that the distribution will not take place. No adjustment to the conversion price or the ability of a holder of a CODES to convert will be made if the holder will otherwise participate in the distribution without conversion or in certain other cases.

   If a taxable distribution to holders of our common stock or other transaction occurs which results in any adjustment of the conversion price, you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See "Certain United States Federal Income Tax Considerations."

   We may from time to time, to the extent permitted by law, reduce the conversion price of the CODES by any amount for any period of at least 20 days. In that case, we will give at least 15 days' notice of such decrease. We may make such reductions in the conversion price, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Optional Redemption by Apogent

Optional Redemption

   We may not redeem the CODES in whole or in part at any time prior to October 20, 2004. At any time on or after October 20, 2004, we may redeem some or all of the CODES on at least 20 but not more than 60 days' notice, at a redemption price equal to 100% of the principal amount thereof. In addition, we will pay interest (including contingent interest) on the CODES being redeemed, including those CODES which are converted into our common stock after the date the notice of the redemption is mailed and prior to the redemption date. This interest will include interest accrued and unpaid to, but excluding, the redemption date. If the redemption date is an interest payment date, we will pay the interest to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the redemption price.

Partial Redemption

   If we do not redeem all of the CODES, the trustee will select the CODES to be redeemed in principal amounts of $1,000 or whole multiples of $1,000 by lot or on a pro rata basis. If any CODES are to be redeemed in part only, we will issue a new CODES in principal amount equal to the unredeemed principal portion thereof. If a portion of your CODES is selected for partial redemption and you convert a portion of your CODES, the converted portion will be deemed to be taken from the portion selected for redemption.

Repurchase at Option of Holders

 Optional Put

   On October 20, 2004 and on October 15, 2006, 2011 and 2016, a holder may require us to repurchase all or a portion of its CODES for which the holder has properly delivered and not withdrawn a written repurchase notice, subject to certain additional conditions, at a repurchase price equal to 100% of the principal amount of those CODES plus any accrued and unpaid interest, including contingent interest, on those CODES to the repurchase date. Holders may submit their CODES for repurchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the third business day prior to the repurchase date.

   We will be required to give notice at least 20 business days prior to each repurchase date to all holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating, among other things, the procedures that holders must follow to require us to repurchase their CODES as described below.

   The repurchase notice given by each holder electing to require us to repurchase CODES must be received by the paying agent no later than the close of business on the third business day prior to the repurchase date and must state certain information, including:

  . the certificate numbers of the holder's CODES to be delivered for repurchase;

  . the portion of the principal amount of CODES to be repurchased, which must be $1,000 or an integral multiple of $1,000; and

  . that the CODES are to be repurchased by us pursuant to the applicable provision of the indenture.

   A holder may withdraw any repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal shall state certain information, including:

  . the principal amount of CODES being withdrawn;

  . the certificate numbers of the CODES being withdrawn; and

  . the principal amount, if any, of the CODES that remain subject to the repurchase notice.

   In connection with any repurchase we will, to the extent applicable:

  . comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

  . file Schedule TO or any other required schedule under the Exchange Act.

   Our obligation to pay the repurchase price for CODES for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the CODES, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the purchase price for the CODES to be paid promptly following the later of the repurchase date or the time of delivery of the CODES, together with such endorsements.

   If the paying agent holds money sufficient to pay the purchase price of the CODES for which a repurchase notice has been given on the business day following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, the CODES will cease to be outstanding and interest on the CODES will cease to accrue, whether or not the CODES are delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the CODES.

   Our ability to repurchase CODES for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from its subsidiaries and the terms of our then existing borrowing agreements.

 Change of Control Put

   If a change of control occurs, you will have the right to require us to repurchase all or a portion of your CODES not previously called for redemption, or any portion of those CODES that is equal to $1,000 or a whole multiple of $1,000. The repurchase price is equal to 100% of the principal amount of the CODES to be repurchased. We will also pay interest (including contingent interest) accrued and unpaid to, but excluding, the repurchase date. Notwithstanding the foregoing, you will not have a right to require us to repurchase the CODES unless prior to that repurchase we have made any applicable change of control offers required by our senior debt and have purchased all senior debt validly tendered for payment in connection with such change of control offers.

   Within 30 days after the occurrence of a change of control, we are required to give you notice of the occurrence of the change of control and of your resulting repurchase right. The repurchase date is 30 days after the date we give notice of a change of control. To exercise the repurchase right, you must deliver prior to the close of business on the business day immediately preceding the repurchase date, written notice to the trustee of your exercise of your repurchase right, together with the CODES with respect to which your right is being exercised. You may withdraw this notice by delivering to the paying agent a notice of withdrawal prior to the close of business on the business day immediately preceding the repurchase date.

   A "change of control" will be deemed to have occurred at such time after the original issuance of the CODES when any of the following has occurred:

  . the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than any acquisition by us, any of our subsidiaries or any of our employee benefit plans (except that such person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); or

  . the first day on which a majority of the members of the board of directors of Apogent are not continuing directors; or

  . the consolidation or merger of us with or into any other person, any merger of another person into us, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

     (1) any transaction:

    . that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

    . pursuant to which holders of our capital stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; and

    (2) any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

   However, a change of control will be deemed not to have occurred if:

  . the closing sale price per share of our common stock for any five trading days within:

  . the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control under the first bullet point above, or

  . the period of 10 consecutive trading days ending immediately before the change of control, in the case of a change of control under the second bullet point above,

equals or exceeds 110% of the conversion price of the CODES in effect on each such trading day; or

  . at least 90% of the consideration in the transaction or transactions constituting a change of control consists of shares of common stock traded or to be traded immediately following such change of control on a national securities exchange or the Nasdaq National Market and, as a result of the transaction or transactions, the CODES become convertible solely into such common stock (and any rights attached thereto).

   The beneficial owner shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

   "Continuing directors" means, as of any date of determination, any member of the board of directors of Apogent who:

  . was a member of the board of directors on October 10, 2001; or

  . was nominated for election or elected to the board of directors with the approval of two-thirds of the continuing directors who were members of the board at the time of a new director's nomination or election.

   Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the CODES. We will comply with this rule to the extent applicable at that time.

   We may, to the extent permitted by applicable law, at any time purchase the CODES in the open market or by tender at any price or by private agreement. Any CODES so purchased by us may, to the extent permitted by applicable law, be reissued or resold or may be surrendered to the trustee for cancellation. Any CODES surrendered to the trustee may not be reissued or resold and will be canceled promptly.

   The foregoing provisions would not necessarily protect holders of the CODES if highly leveraged or other transactions involving us occur that may adversely affect holders.

   Our ability to repurchase CODES upon the occurrence of a change in control is subject to important limitations. The occurrence of a change of control could cause an event of default under, or be prohibited or limited by, the terms of senior debt that we may incur in the future. Further, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the CODES that might be delivered by holders of CODES seeking to exercise the repurchase right. Any failure by us to repurchase the CODES when required following a change of control would result in an event of default under the indenture. Any such default may, in turn, cause a default under senior debt that we may incur in the future.

Subsidiary Guarantees

   The guarantors will jointly and severally guarantee Apogent's obligations under the CODES. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under the applicable laws. See "Risk Factors--The subsidiary guarantees may raise fraudulent transfer issues, which could impair the enforceability of the subsidiary guarantees."

   Guarantors may, without the consent of the holders of CODES, consolidate with, merge with or into or transfer all or substantially all of their assets to any other corporation organized under the laws of the United States or any of its political subdivisions provided that:

  . at the time of such transaction, no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

  . certain other conditions are met.

   The guarantee of a guarantor will be released:

  . in connection with any sale or other disposition of all or substantially all of the assets of that guarantor (including by way of merger or consolidation);

  . in connection with any sale of all of the capital stock of the guarantor;
    or

  . in connection with any termination of the obligations of that guarantor under the Credit Agreement.

 Initial Guarantors

   The CODES will be initially guaranteed by all of the U.S. companies that are our subsidiaries on the date that the CODES are first issued, other than subsidiaries that are inactive, in the process of liquidation or own less than $1,000,000 in assets.

 Future Guarantors

   After the date the CODES were first issued and prior to the date upon which the shelf registration statement of which this prospectus is a part is first declared effective by the SEC and after the date upon which we are no longer required to keep the shelf registration statement effective, we will cause each newly created or acquired subsidiary which becomes a guarantor under the Credit Agreement to promptly execute and deliver to the trustee a guarantee pursuant to which such subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal, interest (including contingent interest), if any, and additional amounts with respect to the CODES.

   During the period following the effective date of the shelf registration statement and prior to the date upon which we are no longer required to keep the shelf registration statement effective, we will cause each subsidiary created or acquired by us and which becomes a guarantor under the Credit Agreement to execute and deliver to the trustee on or before the next following roll-up date a similar guarantee. As used herein, "roll-up date" means December 31, 2002 and the last day of any calendar month in which the consolidated net sales or consolidated total assets of the companies which are then guarantors of the CODES becomes less than 90% of the consolidated net sales or consolidated total assets, as the case may be, of the entities which then guarantee our obligations under the Credit Agreement.

Events of Default

   Each of the following will constitute an event of default under the indenture:

     (1) our failure to convert CODES into shares of our common stock upon exercise of a holder's conversion right;

     (2) our failure to pay when due the principal of any of the CODES at maturity, upon redemption or exercise of a repurchase right or otherwise;

     (3) our failure to pay an installment of interest (including contingent interest) on any of the CODES for 30 days after the date when due;

     (4) our failure to pay additional amounts, if any, with respect to any of the CODES for 30 days after the date when due;

     (5) the failure by us or any guarantor to perform or observe any other term, covenant or agreement contained in the CODES or the indenture for a period of 60 days after written notice of such failure, requiring us to remedy the same, shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the CODES then outstanding;

     (6) a default under any indebtedness for money borrowed by us, any guarantor or any of our subsidiaries that is a "significant subsidiary" or any group of two or more subsidiaries that, taken as a whole, would constitute a significant subsidiary, the aggregate outstanding principal amount of which is in an amount in excess of $25 million, for a period of 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the CODES then outstanding, which default:

    . is caused by a failure to pay when due principal or interest on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged; or

    . results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded or annulled;

     (7) certain events of bankruptcy, insolvency or reorganization with respect to us, any guarantor or any of our subsidiaries that is a significant subsidiary or any group of two or more subsidiaries that, taken as a whole, would constitute a significant subsidiary; and

     (8) unless the guarantee is released as described under "Subsidiary Guarantees," any guarantee shall be held in any judicial proceeding to be unenforceable or invalid.

   The indenture provides that the trustee shall, within 90 days of the occurrence of a default, give to the registered holders of the CODES notice of all uncured defaults known to it, but the trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default in the payment of the principal of or interest on any of the CODES when due or in the payment of any redemption or repurchase obligation.

   If an event of default specified in clause (6) or (7) above occurs and is continuing, then automatically the principal of all the CODES and the interest (including contingent interest) thereon shall become immediately due and payable. If an event of default shall occur and be continuing, other than with respect to clause (6) or (7) above (the default not having been cured or waived as provided under "--Modifications, Amendments and Meetings" below), the trustee or the holders of at least 25% in aggregate principal amount of the CODES then outstanding may declare the CODES due and payable at their principal amount together with accrued interest, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of CODES by appropriate judicial proceedings. Such declaration may be rescinded or annulled either with the written consent of the holders of a majority in aggregate principal amount of the CODES then outstanding or a majority in aggregate principal amount of the CODES represented at a meeting at which a quorum (as specified under "--Modifications, Amendments and Meetings" below) is present, in each case upon the conditions provided in the indenture.

   The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of CODES before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the CODES then outstanding through their written consent, or the holders of a majority in aggregate principal amount of the CODES then outstanding represented at a meeting at which a quorum is present by a written resolution, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

   We are required to furnish annually to the trustee a statement as to the fulfillment of our obligations under the indenture.

Consolidation, Merger or Assumption

   We and any guarantor may, without the consent of the holders of CODES, consolidate with, merge into or transfer all or substantially all of our assets to any other corporation organized under the laws of the United States or any of its political subdivisions provided that:

  . the surviving corporation assumes all our obligations under the indenture; and

  . at the time of such transaction, no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

  . certain other conditions are met.

Modifications, Amendments and Meetings

              Changes Requiring Approval of Each Affected Holder

   The indenture (including the terms and conditions of the CODES) cannot be modified or amended without the written consent or the affirmative vote of the holder of each CODES affected by such change to:

  . change the maturity of the principal of or any installment of interest on any CODES;

  . reduce the principal amount of, or any premium or interest on (including any payment of additional amounts), redemption price or purchase price (including change of control purchase price) of any CODES;

  . impair or adversely affect the conversion rights of any holder of CODES;

  . impair or adversely affect the rights of any holder of CODES with respect to the guarantees;

  . change the currency of payment of such CODES or interest thereon;

  . alter the manner of calculation or rate of accrual of interest, or contingent interest on any CODES or extend the payment of any such amount;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any CODES;

  . modify our obligations to maintain an office or agency in New York City;

  . except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option of holders upon a change of control or the conversion rights of holders of the CODES;

  . modify the redemption provisions of the indenture in a manner adverse to the holders of CODES;

  . reduce the percentage in aggregate principal amount of CODES outstanding necessary to modify or amend the indenture or to waive any past default; or

  . reduce the percentage in aggregate principal amount of CODES outstanding required for the adoption of a resolution or the quorum required at any meeting of holders of CODES at which a resolution is adopted.

                      Changes Requiring Majority Approval

   The indenture (including the terms and conditions of the CODES) may be modified or amended either:

  . with the written consent of the holders of at least a majority in aggregate principal amount of the CODES at the time outstanding; or

  . by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount of the CODES represented at such meeting.

                         Changes Requiring No Approval

   The indenture (including the terms and conditions of the CODES) may be modified or amended by us and the trustee, without the consent of the holder of any CODES, for the purposes of, among other things:

  . adding to our covenants for the benefit of the holders of CODES;

  . surrendering any right or power conferred upon us;

  . providing for conversion rights of holders of CODES if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our assets occurs;

  . providing for the assumption of our obligations to the holders of CODES in the case of a merger, consolidation, conveyance, transfer or lease;

  . reducing the conversion price, provided that the reduction will not adversely affect the interests of the holders of CODES (after taking into account tax and other consequences of such reduction);

  . complying with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

  . making any changes or modifications necessary in connection with the registration of the CODES under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of CODES in any material respect;

  . curing any ambiguity or correcting or supplementing any defective provision contained in the indenture; provided that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of CODES in any material respect;

  . adding guarantees with respect to the CODES; or

  . adding or modifying any other provisions with respect to matters or questions arising under the indenture which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of CODES.

                                    Meetings

   The indenture contains provisions for convening meetings of the holders of CODES to consider matters affecting their interests.

                                     Quorum

   The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the CODES at the time outstanding and, at any reconvened meeting adjourned for lack of a quorum, 25% of the aggregate principal amount.

Satisfaction and Discharge

   We may satisfy and discharge our obligations under the indenture while CODES remain outstanding, subject to certain conditions, if:

  . all outstanding CODES will become due and payable at their scheduled maturity within one year; or

  . all outstanding CODES are scheduled for redemption within one year,

and, in either case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding CODES on the date of their scheduled maturity or the scheduled date of redemption.

Governing Law

   The indenture and the CODES are governed by, and will be construed in accordance with, the law of the State of New York, without regard to conflicts of law principles thereof.

Information Concerning the Trustee

   The Bank of New York, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the CODES. EquiServe Trust Company, N.A. is the transfer agent and registrar for our common stock. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Calculations in Respect of CODES

   We are responsible for making many of the calculations called for under the CODES. These calculations include, but are not limited to, determination of the trading prices of the CODES and of our common stock and amounts of contingent interest payments, if any, payable on the CODES. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of CODES. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely conclusively on the accuracy of our calculations without independent verification.

Registration Rights

   In connection with our initial sales of the CODES in October, 2001, we and the guarantors entered into a registration rights agreement with the initial purchasers for the benefit of the holders of the CODES. Pursuant to the agreement, we agreed that we would, at our expense:

  . file with the SEC not later than 90 days after the earliest date of original issuance of any of the CODES a registration statement on such form as we deem appropriate covering resales by holders of all CODES and the common stock issuable upon conversion of the CODES;

  . file with the SEC not later than each roll-up date a registration statement on such form as we deem appropriate reflecting the guarantees by the entities who became guarantors on the roll-up date and covering resales by the holders of all CODES and the common stock issuable upon conversion of the CODES;

  . cause each such registration statement to become effective as promptly as is practicable, but in no event later than 180 days after the earliest date of original issuance of any of the CODES, in the case of the initial shelf registration statement, or within 30 days after the applicable roll-up date, in the case of any other shelf registration statement; and

  . keep each registration statement effective until the earliest of:

   . two years after the last date of original issuance of any of the CODES;

   . the date when the holders of the CODES and the common stock issuable upon conversion of the CODES are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act; and

   . the date when all of the CODES and the common stock into which the CODES are convertible that are owned by the holders who complete and deliver in a timely manner the selling securityholder election and questionnaire described below are registered under such shelf registration statements and disposed of in accordance with the shelf registration statements.

We have now satisfied the first of the requirements listed above. The registration statement of which this prospectus is a part is the initial shelf registration statement required by the registration rights agreement.

   Pursuant to the registration rights agreement, we were required to mail a notice of each registration statement and a form of selling securityholder election and questionnaire to each holder of the CODES to obtain certain information regarding the holder for inclusion in this prospectus. The information included herein under "Selling Holders and Plan of Distribution" is based on the information provided to us in those questionnaires.

   Pursuant to the registration rights agreement, we are required to:

  . provide to each holder for whom the shelf registration statement was filed copies of the prospectus that is a part of the shelf registration statement;

  . notify each such holder when the shelf registration statement has become effective;

  . notify each such holder of the commencement of any suspension period; and

  . take certain other actions as are required to permit unrestricted resales of the CODES and the common stock issuable upon conversion of the CODES.

   Each holder who sells securities pursuant to the shelf registration statements generally will be:

  . required to be named as a selling stockholder in the related prospectus;

  . required to deliver a prospectus to purchasers;

  . subject to certain of the civil liability provisions under the Securities
    Act in connection with the holder's sales; and

  . bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification rights and obligations).

   Each holder must notify us not later than three business days prior to any proposed sale by that holder pursuant to the shelf registration statements. This notice will be effective for five business days. A suggested form of the required notice is attached as Annex A to this prospectus. Except as otherwise provided herein, we may suspend the holder's use of the prospectus for a reasonable period not to exceed 45 days in any 90-day period, and not to exceed an aggregate of 90 days in any 360-day period, if:

  . the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing; and

  . we reasonably determine that the disclosure of this material non-public information would have a material adverse effect on us and our subsidiaries taken as a whole.

However, if the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction, we may extend the suspension period from 45 days to 60 days. Each holder, by its acceptance of a CODES, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

   Upon the initial sale of CODES or common stock issued upon conversion of the CODES pursuant to this prospectus, each selling holder will be required to deliver a notice of such sale to the trustee and us. The notice will, among other things:

  . identify the sale as a transfer pursuant to the shelf registration statements;

  . certify that the prospectus delivery requirements, if any, of the Securities Act have been complied with; and

  . certify that the selling holder and the aggregate principal amount of CODES or number of shares, as the case may be, owned by such holder are identified in the related prospectus in accordance with the applicable rules and regulations under the Securities Act.

A suggested form of the required notice is attached as Annex B to this prospectus.

   Under the registration rights agreement, if,

  . we have not filed a shelf registration statement with the SEC prior to or on the 90th day following the earliest date of original issuance of any of the CODES, in the case of the initial shelf registration statement, or on or prior to the applicable roll-up date, in the case of each subsequent shelf registration statement;

  . the initial shelf registration statement has not been declared effective prior to or on the 180th day following the earliest date of original issuance of any of the CODES or any subsequent shelf registration statement has not been declared effective within 30 days of the applicable roll-up date; or

  . any registration statement ceases to be effective or fails to be usable and (1) we do not cure the registration statement within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (2) if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 45th or 60th day, as the case may be, or the suspension periods exceed an aggregate of 90 days in any 360 day period (each, a "registration default"), then additional amounts will accrue on the CODES, from and including the day following the registration default to but excluding the day on which the registration default has been cured. Additional amounts will be paid semiannually in arrears, with the first semiannual payment due on the first interest payment date, as applicable, following the date on which such additional amounts begin to accrue, and will accrue at a rate per year equal to:

  . an additional 0.25% of the principal amount to and including the 90th day following such registration default; and

  . an additional 0.50% of the principal amount from and after the 91st day following such registration default.

In no event will additional amounts accrue at a rate per year exceeding 0.50%. If a holder has converted some or all of its CODES into common stock, the holder will be entitled to receive equivalent amounts based on the principal amount of the CODES converted. A holder will not be entitled to additional amounts unless it has provided all information requested by the questionnaire prior to the deadline.

Form, Denomination and Registration

   Denomination and Registration. The CODES have been issued in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples of $1,000.

   Global Securities: Book-Entry Form. Except as provided below, CODES will be evidenced by one or more global securities deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co. as DTC's nominee.

   Record ownership of the global securities may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below. A holder may hold its interests in the global CODES directly through DTC if the holder is a participant in DTC, or indirectly through organizations which are direct DTC participants if such holder is not a participant in DTC. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC's rules and will be settled in same-day funds. Holders may also beneficially own interests in the global CODES held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

   So long as Cede & Co., as nominee of DTC, is the registered owner of the global securities, Cede & Co. for all purposes will be considered the sole holder of the global securities. Except as provided below, owners of beneficial interests in the global securities:

  . will not be entitled to have certificates registered in their names;

  . will not receive or be entitled to receive physical delivery of certificates in definitive form; and

  . will not be considered holders of the global securities.

The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a global CODES to transfer the beneficial interest in the global CODES to such persons may be limited.

   We will wire, through the facilities of the trustee, payments of principal and interest payments on the global securities to Cede & Co., the nominee of DTC, as the registered owner of the global securities. None of Apogent, the trustee and any paying agent will have any responsibility or be liable for paying amounts due on the global securities to owners of beneficial interests in the global securities.

   It is DTC's current practice, upon receipt of any payment of principal of and interest on the global securities, to credit participants' accounts on the payment date in amounts proportionate to their respective beneficial interests in the CODES represented by the global securities, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in CODES represented by the global securities held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in "street name."

   Because of time zone differences, the securities accounts of a Euroclear System ("Euroclear") or Clearstream Bank, societe anonyme ("Clearstream") participant purchasing an interest in a global CODES from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global CODES by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

   If you would like to convert your CODES into common stock pursuant to the terms of the CODES, you should contact your broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

   Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, your ability to pledge your interest in the CODES represented by global securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

   Neither Apogent nor the trustee (nor any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of CODES, including, without limitation, the presentation of CODES for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global securities are credited and only for the principal amount of the CODES for which directions have been given.

   DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the initial purchasers of the CODES. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

   Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause CODES to be issued in definitive form in exchange for the global securities. None of Apogent, the trustee or any of their respective agents will have any responsibility for the performance by DTC, direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global securities.

   According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

   Definitive CODES. Certain holders may request that their CODES be issued in definitive, registered form, and may request at any time that their interests in a global CODES be exchanged for a CODES in definitive form. Definitive CODES may also be issued in exchange for CODES represented by the global securities if we do not appoint a successor depositary as set forth above under "--Global
Securities: Book-Entry Form" or in certain other circumstances set forth in the indenture.

   Restrictions on Transfer. The CODES are subject to certain restrictions on transfer set forth on the CODES and in the indenture.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of the material United States federal income tax consequences, as of the date of this prospectus, of the purchase, ownership, and disposition of CODES, and where noted, the common stock into which the CODES may be converted. Except where noted, this summary deals only with a CODES held as a capital asset by a United States holder who purchases the CODES subsequent to their original issue, and it does not deal with special situations. For example, this summary does not address:

  . tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities or insurance companies;

  . tax consequences to persons holding CODES as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

  . tax consequences to holders of CODES whose "functional currency" is not the U.S. dollar;

  . except where noted, the United States federal estate, gift or alternative minimum tax consequences, if any, to holders of CODES; or

  . any state, local or foreign tax consequences.

   The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

   If a partnership holds the CODES, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the CODES, you should consult your own tax advisors.

   No statutory, administrative or judicial authority directly addresses the treatment of the CODES or instruments similar to the CODES for United States federal income tax purposes. No rulings have been sought or are expected to be sought from the Internal Revenue Service (the "IRS") with respect to any of the United States federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. As a result, no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below.

   If you are considering the purchase of CODES, you should consult your own tax advisors concerning the federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

Classification of the CODES

   Under the indenture governing the CODES, we and each holder of the CODES agree, for United States federal income tax purposes, to treat the CODES as indebtedness that is subject to the regulations governing contingent payment debt instruments (the "Contingent Debt Regulations") in the manner described below. The remainder of this discussion assumes that the CODES will be so treated and does not address any possible differing treatments of the CODES. However, the application of the Contingent Debt Regulations to instruments such as the CODES is uncertain in several respects, and no rulings have been sought from the IRS with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the CODES. In particular, a holder might be required to accrue original issue discount at a lower rate, might not recognize income, gain or loss upon conversion of the CODES to common stock, and might recognize capital gain or loss upon a taxable disposition of its CODES. Holders should consult their tax advisors concerning the tax treatment of holding the CODES.

United States Holders

   The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a United States holder of CODES.

   For purposes of this discussion, a United States holder is a beneficial owner of a CODES who or which is:

  . a citizen or resident of the United States;

  . a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

  . an estate the income of which is subject to United States federal income taxation regardless of its source; or

  . a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

 Accrual of interest

   Under the Contingent Debt Regulations, you will be required to accrue interest income on the CODES, in the amounts described below, regardless of whether you use the cash or accrual method of tax accounting. Accordingly, you will be required to include interest in taxable income in each year in excess of the accruals on the CODES for non-tax purposes and in excess of any contingent interest payments actually received in that year.

   You will be required to accrue an amount of original issue discount for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the CODES that equals:

  . the product of (i) the adjusted issue price (as defined below) of the CODES as of the beginning of the accrual period; and (ii) the comparable yield to maturity (as defined below) of the CODES, adjusted for the length of the accrual period;

  . divided by the number of days in the accrual period; and

  . multiplied by the number of days during the accrual period that you held the CODES.

   The original issue price of a CODES was the first price at which a substantial amount of the CODES were sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers and was $1,000 per $1,000 of initial principal amount. The adjusted issue price of a CODES will be its original issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below, and decreased by the projected amounts of any contingent payments previously made with respect to the CODES.

   Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the CODES which we are required to determine. We have determined the comparable yield of the CODES based on the rate, as of the initial issue date, at which we would issue a fixed rate nonconvertible debt instrument with no contingent payments but with terms and conditions similar to the CODES, including the level of subordination, term, timing of payments and general market conditions. Accordingly, we have determined that the comparable yield is an annual rate of 5.90%, compounded semi-annually. The methodology for determining the comparable yield of a convertible debt instrument such as the CODES is not entirely clear under the Contingent Debt

Regulations. If our determination of the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially different than the comparable yield determined by us.

   A United States holder that purchases CODES in the secondary market will be required to accrue interest income on the CODES in the same manner as a United States holder that purchased CODES in the initial offering. In addition, if a United States holder purchases CODES in the secondary market for an amount that differs from the adjusted issue price of the CODES at the time of purchase, such United States holder must reasonably determine whether the difference between the purchase price of the CODES and the adjusted issue price of the CODES is attributable to a change in interest rates since the CODES were issued, a change in expectations as to the contingent amounts potentially payable in respect of the CODES, or both, and allocate the difference accordingly. To the extent that the difference is attributable to a change in interest rates, it must be allocated to the daily portions of interest over the remaining term of the CODES. To the extent that the difference is attributable to a change in expectations as to the contingent amounts potentially payable in respect of the CODES, it must be reasonably allocated to the remaining projected contingent payments under the CODES. The amount of the difference allocated to a daily portion of interest or to a projected payment is treated as an adjustment on the day the daily portion accrues or the payment is made, respectively. If the purchase price of the CODES was greater than the adjusted issue price, an adjustment will be a "negative adjustment," and if the purchase price was less than the adjusted issue price, an adjustment will be a "positive adjustment." Any such negative or positive adjustment will decrease or increase, respectively, the United States holder's adjusted tax basis in the CODES.

   Certain United States holders will receive Forms 1099-OID that report interest accruals on their CODES. Those forms will not reflect the effect of any positive or negative adjustments resulting from the United States holder's purchase of CODES in the secondary market at a price different from adjusted issue price of the CODES on the date of purchase. United States holders are urged to consult their tax advisors as to whether, and how, such adjustments should be taken into account in determining their interest accruals with regard to the CODES.

   We are required to furnish annually to you the comparable yield and, solely for United States federal income tax purposes, a projected payment schedule that includes the actual interest payments, if any, on the CODES and estimates the amount and timing of contingent interest payments and payment upon maturity on the CODES taking into account the fair market value of the common stock that might be paid upon a conversion of the CODES. You may obtain the projected payment schedule by submitting a written request for it to us at the address set forth in "About This Prospectus." By purchasing the CODES, you agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule. For United States federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals, and the adjustments thereto described below, in respect of the CODES.

   The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your original issue discount and adjustments thereof in respect of the CODES and do not constitute a projection or representation regarding the actual amount of the payments on a CODES.

 Adjustments to interest accruals on the CODES

   If the actual contingent payments made on the CODES differ from the projected contingent payments, adjustments will be made to taxable income for the difference for the year in which the contingent payment is made. If, during any taxable year, you receive actual payments with respect to the CODES for that taxable year that in an aggregate exceed the total amount of projected payments for the taxable year, you will incur a net positive adjustment equal to the amount of such excess. Such net positive adjustment will be treated as additional original issue discount in such taxable year. For these purposes, the payments in a taxable year include the fair market value of property received in that year. If you receive in a taxable year actual payments with respect to the CODES for that taxable year that in the aggregate are less than the amount of projected payments for that taxable year, you will incur a net negative adjustment equal to the amount of such deficit. A net negative adjustment will:

  . first, reduce the amount of original issue discount required to be accrued in the current year;

  . second, any negative adjustments that exceed the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the CODES (which includes any prior net positive adjustments), reduced to the extent such original issue discount was offset by prior net negative adjustments; and

  . third, any excess negative adjustments will be treated as a regular adjustment in the succeeding taxable year, and, if not used by the time the CODES is sold or matures, is treated as a reduction in the amount realized on sale, exchange or retirement.

   A United States holder that purchases CODES in the secondary market will be required to make the adjustments to interest accruals described herein in the same manner as a U.S. holder that purchased the CODES in the initial offering.

 Sale, exchange, conversion or redemption

   Upon the sale, exchange, conversion, repurchase or redemption of a CODES, you will recognize taxable gain or loss. As a holder of a CODES, you agree that under the Contingent Debt Regulations, we will treat the fair market value of our stock that you receive on conversion as a contingent payment. The amount of taxable gain or loss on a sale, exchange, conversion, repurchase or redemption will equal the difference between: (a) the amount of cash plus the fair market of any other property you receive including the fair market value of any shares of common stock you receive, and (b) your adjusted tax basis in the CODES. Your adjusted basis in a CODES generally will equal your original purchase price for the CODES, increased by any original issue discount previously accrued (determined without regard to any net positive or net negative adjustments to interest accruals relating to adjustments made when actual contingent payments made on the CODES differ from projected contingent payments, as described above under "Accruals of interest") and decreased by the projected amount of any payments previously scheduled to be made on the CODES. In the case of a United States holder that purchased the CODES in the secondary market for an amount that differs from the adjusted issue price of the CODES at the time of purchase, any negative or positive adjustment relating to the allocation of such difference as described above under "Accruals of Interest" will decrease or increase, respectively, the United States holder's adjusted tax basis in the CODES.

   Gain recognized on the sale, exchange, conversion or redemption of a CODES will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent your total interest income inclusions (including any positive adjustments attributable to variances between actual contingent payments made on the CODES and projected contingent payments, as described above under "Adjustments to interest accruals on the CODES," and any positive adjustments attributable to differences between adjusted issue price and acquisition price in the case of United States holders that purchased CODES in the secondary market, as described above under "Accruals of interest" ) exceed the total net negative adjustments (including any adjustments attributable to variances between actual contingent payments made on the CODES and projected contingent payments, as described above under "Adjustments to interest accruals on the CODES," and any adjustments attributable to differences between adjusted issue price and acquisition price in the case of United States holders that purchased CODES in the secondary market, as described above under "Accruals of interest") on a CODES, and thereafter, capital loss (which will be long-term if a CODES is held for more than one year). The deductibility of net capital losses is subject to limitations.

   Your tax basis in the common stock received upon conversion of a CODES will equal the then current fair market value of such common stock. Your holding period for our common stock received will commence on the day of conversion.

   Given the uncertain tax treatment of instruments such as CODES, you should consult your tax advisers concerning the tax treatment on conversion of a CODES and the ownership of the common stock.

 Constructive distributions

   The conversion price of the CODES will be adjusted in certain circumstances. Under section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code.

Non-United States Holders

   The following is a summary of the United States federal tax consequences that will apply to you if you are a non-United States holder of CODES or shares of common stock. The term "non-United States holder" means a beneficial owner of a CODES that is not a United States holder.

   Special rules may apply to certain non-United States holders such as "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies," corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, United States expatriates. Such non-United States holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

 Payments with respect to the CODES

   The 30% United States federal withholding tax will not apply to any payment to you of principal or interest (including amounts taken into income under the accrual rules described above under "-- United States Holders" and a payment of common stock pursuant to a conversion) on a CODES, provided that:

  . you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

  . you are not a controlled foreign corporation that is related to us through stock ownership;

  . you are not a bank whose receipt of interest (including original issue discount) on a CODES is described in Section 881(c)(3)(A) of the Code;

  . our common stock continues to be actively traded within the meaning of
    Section 871(h)(4)(C)(v)(1) of the Code and we are not a "United States real property holding corporation;" and

  . (a) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN (or successor form)) or (b) you hold your CODES through certain foreign intermediaries and you satisfy the certification requirements of applicable Treasury regulations. Special certification rules apply to holders that are pass-through entities.

   If you cannot satisfy the requirements described above, payments of interest (including original issue discount) will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest (including original issue discount) paid on the CODES is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

   If you are engaged in a trade or business in the United States and interest (including original issue discount) on a CODES is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax) in the same manner as if you were a United States person as defined under the Code, subject to any modification provided under an applicable income tax treaty. In addition, if you are a foreign corporation, you may be subject to a "branch profits tax" equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest (including original issue discount) will be included in the earnings and profits of such foreign corporation.

   The 30% United States federal withholding tax may not be avoided by satisfying the conditions in the five bullet points set out above to the extent interest on the CODES is adjusted to equal the adjusted interest rate, as described above under "Description of the CODES--Interest Rate Adjustment." In such a case, the interest would likely be described in section 871(h)(4)(A) of the Code and therefore would not be eligible for the exemption from withholding generally provided under section 871(h) of the Code, to which the five bullet points relate. However, withholding could be reduced or eliminated in the manner described in the paragraph immediately following the five bullet points above.

 Payments on common stock and constructive dividends

   Any dividends paid to you with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued upon conversion, see "--Constructive Distributions" above) will be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States or, where a tax treaty applies, dividends that are attributable to a United States permanent establishment, are not subject to the withholding tax, but instead are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

   A non-United States holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

   As more fully described under "Description of CODES--Registration Rights," upon the occurrence of certain enumerated events we may be required to pay additional amounts to you. Payments of such additional amounts to holders of common stock will be subject to federal withholding.

 Sale, exchange or redemption of shares of common stock

   Any gain realized upon the sale, exchange, redemption or other disposition of a share of common stock generally will not be subject to United States federal income tax unless:

  . that gain is effectively connected with the conduct of a trade or business in the United States by you,

  . you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or

  . we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

   An individual non-United States holder described in the first bullet point above will be subject to United States federal income tax on the net gain derived from the sale. A non-United States holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated United States federal income tax rates. In addition, a non-United States holder that is a foreign corporation and is described in the first bullet point above may be subject to a "branch profits tax" at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-United States holder described in the second bullet point above will be subject to a flat 30% United States federal income tax unless an applicable income tax treaty exempts the gain from U.S. income tax or provides for a reduced rate on the gain derived from the sale, which may be offset by United States source capital losses, even though the holder is not considered a resident of the United States.

   We believe that we are not and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes. If we are or become a "United States real property holding corporation" and our common stock is and continues to be regularly traded on an established securities market only a non-United States holder of common stock who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder's holding period) more than five percent of our common stock will be subject to United States federal income tax on the disposition of our common stock.

 United States federal estate tax

   The United States federal estate tax will not apply to CODES owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the United States Treasury regulations) and (2) interest on the CODES would not have been, if received at the time of your death, effectively connected with your conduct of a trade or business in the United States. However, shares of common stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

   If you are a United States holder of CODES, information reporting requirements will generally apply to all payments we make to you and to the proceeds from a sale of a CODES or share of common stock made to you, unless you are an exempt recipient such as a corporation. A backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, or a certification of exempt status, or if you fail to report in full interest income.

   In general, if you are a non-United States holder you will not be subject to backup withholding and information reporting with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person and you have given us the statement described above under "--Non-United States Holders--Payments With Respect to the CODES." We must report annually to the IRS and to each non-United States holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-United States holder resides.

   In addition, if you are a non-United States holder you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a CODES or share of common stock within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that you are a United States person, as defined under the Code, or you otherwise establish an exemption.

   Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

                    SELLING HOLDERS AND PLAN OF DISTRIBUTION

   The CODES were originally issued by us and sold by Lehman Brothers Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC, ABN AMRO Rothschild LLC and UBS Warburg LLC (the "initial purchasers") in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be "qualified institutional buyers" as defined by Rule 144A under the Securities Act. The selling holders may from time to time offer and sell pursuant to this prospectus any or all of the CODES listed below and the shares of common stock issued upon conversion of such CODES. When we refer to the "selling holders" in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling holders' interests, provided that those interests still are "restricted securities" as defined in the registration rights agreement.

   The table below sets forth the name of each selling holder, the principal amount of CODES that each selling holder may offer pursuant to this prospectus and the number of shares of common stock into which such CODES may be converted. Unless set forth below, to our knowledge and based on information provided by the selling holders, none of the selling holders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates or beneficially owns in excess of 1% of our outstanding common stock.

   The principal amounts of the CODES provided in the table below are based on information provided to us by each of the selling holders as of December 6, 2001, and the percentages are based on $300,000,000 principal amount of CODES outstanding. The number of shares of common stock that may be sold is calculated based on the current conversion rate of 32.7955 shares of common stock per $1,000 principal amount of the CODES.

   Since the date on which each selling holder provided this information, each selling holder identified below may have sold, transferred or otherwise disposed of all or a portion of the selling holder's CODES in a transaction exempt from registration under the Securities Act. Information concerning the selling holders may change from time to time and any changed information will be set forth in supplements to this prospectus to the extent required. In addition, the conversion ratio, and therefore the number of shares of our common stock issuable upon conversion of the CODES, is subject to adjustment. Accordingly, the number of shares of common stock issuable upon conversion of the CODES may increase or decrease.

   The selling holders may from time to time offer and sell any or all of the securities under this prospectus. Because the selling holders are not obligated to sell the CODES or the shares of common stock issuable upon conversion of the CODES, we cannot estimate the amount of CODES or how many shares of common stock that the selling holders will hold upon consummation of any sales.

                                                           Number of Shares Percentage of
                         Aggregate Principal Percentage of of Common Stock    Shares of
                           Amount of CODES       CODES       That May Be     Common Stock
          Name            That May Be Sold    Outstanding      Sold(1)      Outstanding(2)
          ----           ------------------- ------------- ---------------- --------------
Acacia Life Insurance
 Company................        190,000             *            6,231             *
AIG/National Union Fire
 Insurance..............        750,000             *           24,597             *
Allstate Life Insurance
 Company (5)............      2,150,000             *           70,510             *
Allstate Insurance
 Company (5)............      1,250,000             *           40,994             *
Aloha Airlines Non-
 Pilots Pension Trust...         75,000             *            2,460             *
Aloha Pilots Retirement
 Trust..................         45,000             *            1,476             *
American Booksellers....         15,000             *              492             *
American Country
 Insurance Company......        500,000             *           16,398             *
American Fidelity
 Assurance Company......        225,000             *            7,379             *
American Founders Life
 Insurance Company......        380,000             *           12,462             *

                                                            Number of Shares Percentage of
                          Aggregate Principal Percentage of of Common Stock    Shares of
                            Amount of CODES       CODES       That May Be     Common Stock
          Name             That May Be Sold    Outstanding      Sold(1)      Outstanding(2)
          ----            ------------------- ------------- ---------------- --------------
American Investors Life
 Insurance Company......         400,000             *           13,118             *
American Pioneer Life
 Insurance Company of
 New York...............          70,000             *            2,296             *
American Progressive
 Life and Health
 Insurance Company of
 New York...............          70,000             *            2,296             *
American Samoa
 Government.............          47,000             *            1,541             *
Amerisure
 Companies/Michigan
 Mutual Insurance
 Company................         375,000             *           12,298             *
Ameritas Life Insurance
 Company................         310,000             *           10,167             *
AmerUs Life Insurance
 Co.....................       1,000,000             *           32,796             *
Arkansas PERS...........         775,000             *           25,417             *
Baltimore Life Insurance
 Company................         280,000             *            9,183             *
Banc of America
 Securities LLC.........       1,900,000             *           62,311             *
Bank Austria Cayman
 Islands LTD............       7,360,000          2.45%         241,375             *
Bank One Trust Co.,
 N.A....................         300,000             *            9,839             *
Bay County PERS.........         100,000             *            3,280             *
BCS Life Insurance
 Company................         580,000             *           19,021             *
BN Convertible
 Securities Top Fund....         400,000             *           13,118             *
BNP Paribas Equity
 Strategies, SNC (5)....       4,000,000          1.33%         131,182             *
Boilermakers Blacksmith
 Pension Trust..........         975,000             *           31,976             *
BP Amoco PLC Master
 Trust..................       1,045,000             *           34,271             *
Buckeye State Mutual
 Insurance Co...........          20,000             *              656             *
C & H Sugar Company
 Inc....................         110,000             *            3,608             *
CALAMOS Market Neutral
 Fund--CALAMOS
 Investment Trust.......      13,000,000          4.33%         426,342             *
California State Auto
 Assoc. Inter-
 Insurance..............         280,000             *            9,183             *
California State Auto
 Assoc. Retirement
 Pension Plan...........          60,000             *            1,968             *
CapitalCare, Inc........          60,000             *            1,968             *
CareFirst of Maryland,
 Inc....................         250,000             *            8,199             *
Catholic Family Life
 Insurance Company......         300,000             *            9,839             *
Catholic Mutual Relief
 Society of America.....         400,000             *           13,118             *
Catholic Relief
 Insurance Company of
 America................         550,000             *           18,038             *
Celina Mutual Insurance
 Company................          15,000             *              492             *
Central States Health
 and Life Company of
 Omaha..................         300,000             *            9,839             *
Charitable Convertible
 Securities Fund........         790,000             *           25,908             *
Charitable Income Fund..         140,000             *            4,591             *
Chrysler Corporation
 Master Retirement
 Trust..................       4,830,000          1.61%         158,402             *
City of Birmingham
 Retirement & Relief
 System.................         950,000             *           31,156             *
Colgate-Palmolive
 Company Retirement
 Trust..................       1,500,000             *           49,193             *
Colonial Life Insurance
 Company of Texas.......          40,000             *            1,312             *

                                                               Number of Shares Percentage of
                             Aggregate Principal Percentage of of Common Stock    Shares of
                               Amount of CODES       CODES       That May Be     Common Stock
           Name               That May Be Sold    Outstanding      Sold(1)      Outstanding(2)
           ----              ------------------- ------------- ---------------- --------------
Concord Life Insurance
 Company...................          90,000             *            2,952             *
Conseco Annuity Assurance
 Multi-Bucket Annuity
 Convertible Bond Fund.....       3,000,000          1.00%          98,387             *
Consulting Group Capital
 Markets Funds.............         500,000             *           16,398             *
Convertible Securities
 Fund......................         225,000             *            7,379             *
CSA Fraternal Life
 Insurance Company.........          90,000             *            2,952             *
Dakota Truck Underwriters..          25,000             *              820             *
Delaware PERS..............       1,075,000             *           35,255             *
Delta Air Lines Master
 Trust
 (c/o Oaktree Capital
 Management, LLC)..........       1,305,000             *           42,798             *
Delta Pilots D&S Trust
 (c/o Oaktree Capital
 Management, LLC)..........         650,000             *           21,317             *
Deutsche Banc Alex Brown
 Inc.......................      29,400,000          9.80%         964,188             *
DKR Fixed Income Holding
 Fund Ltd..................       3,000,000          1.00%          98,387             *
DNB Investment.............         750,000             *           24,597             *
Dodeca Fund, L.P...........       1,600,000             *           52,473             *
Dorinco Reinsurance
 Company...................       1,100,000             *           36,075             *
Drury University...........          30,000             *              984             *
Duke Endowment.............         195,000             *            6,395             *
EB Convertible Securities
 Fund......................         835,000             *           27,384             *
Educators Mutual Life
 Insurance Company.........         200,000             *            6,559             *
Equity & Convertibles
 Fund......................       1,460,000             *           47,881             *
Equity Income Fund.........         225,000             *            7,379             *
Farmers Mutual Protective
 Association of Texas......         110,000             *            3,608             *
Federated Rural Electric
 Insurance Exchange........         450,000             *           14,758             *
Field Foundation of
 Illinois..................          40,000             *            1,312             *
First Dakota Indemnity
 Company...................          15,000             *              492             *
First Mercury Insurance
 Company...................         530,000             *           17,382             *
First Union International
 Capital Markets Inc.......       8,500,000          2.83%         278,762             *
FreeState Health Plan,
 Inc.......................          60,000             *            1,968             *
Froley Revy Investment
 Convertible Security
 Fund......................         110,000             *            3,608             *
GenCorp Foundation.........          35,000             *            1,148             *
Genesee County Employees'
 Retirement System.........         350,000             *           11,478             *
Golden Rule Insurance
 Company...................         500,000             *           16,398             *
Goodville Mutual Casualty
 Company...................          40,000             *            1,312             *
Grace Brothers Management,
 LLC.......................         750,000             *           24,597             *
Grain Dealers Mutual
 Insurance.................         150,000             *            4,919             *
Group Hospitalization and
 Medical Services, Inc.....         275,000             *            9,019             *
Guarantee Trust Life
 Insurance Company.........         500,000             *           16,398             *
Hannover Life Reassurance
 Company of America........       1,250,000             *           40,994             *
Hawaiian Airlines Pension
 Plan for Salaried
 Employees.................           5,000             *              164             *

                                                            Number of Shares Percentage of
                          Aggregate Principal Percentage of of Common Stock    Shares of
                            Amount of CODES       CODES       That May Be     Common Stock
          Name             That May Be Sold    Outstanding      Sold(1)      Outstanding(2)
          ----            ------------------- ------------- ---------------- --------------
Hawaiian Airlines Pilots
 Retirement Plan........          70,000             *            2,296             *
Hawiaan Airlines
 Employees Pension
 Plan--IAM..............          35,000             *            1,148             *
Health Foundation of
 Greater Cincinnati.....         130,000             *            4,263             *
HealthNow New York,
 Inc....................         140,000             *            4,591             *
HFR CA Select Fund......         350,000             *           11,478             *
HFR Master Fund, LTD....          75,000             *            2,460             *
Hotel Union & Hotel
 Industry of Hawaii.....         532,000             *           17,447             *
ICI American Holdings
 Trust..................         390,000             *           12,790             *
IL Annuity and Insurance
 Company................       1,000,000             *           32,796             *
Indiana Lumbermen's
 Mutual Insurance
 Company................         450,000             *           14,758             *
Integrity Mutual
 Insurance Company......         300,000             *            9,839             *
ISBA Mutual Insurance
 Company................         210,000             *            6,887             *
Jackson County
 Employees' Retirement
 System.................         180,000             *            5,903             *
James Campbell
 Corporation............         400,000             *           13,118             *
Jefferies & Company
 Inc....................          11,000             *              361             *
Julius Baer Multibond
 Convertbond............         500,000             *           16,398             *
Kanawha Insurance
 Company................         800,000             *           26,236             *
Key Trust Convertible
 Securities Fund........         135,000             *            4,427             *
Key Trust Fixed Income
 Fund...................         215,000             *            7,051             *
Landmark Life Insurance
 Company................          80,000             *            2,624             *
Lincoln Heritage Life
 Insurance Company......         100,000             *            3,280             *
Lincoln
 Individual/Memorial
 Life Insurance
 Company................          70,000             *            2,296             *
Loyal Christian Benefit
 Association............         120,000             *            3,935             *
Lutheran Brotherhood....         750,000             *           24,597             *
Macomb County Employees'
 Retirement System......         475,000             *           15,578             *
Marquette Indemnity and
 Life Insurance
 Company................          80,000             *            2,624             *
Maryland State
 Retirement Fund........       3,300,000          1.10%         108,225             *
Medico Life Insurance
 Company................         550,000             *           18,038             *
Medmarc Insurance
 Company................         300,000             *            9,839             *
Michigan Mutual
 Insurance Co...........       1,200,000             *           39,355             *
Michigan Professional
 Insurance Exchange.....         100,000             *            3,280             *
Microsoft Corporation...         665,000             *           21,809             *
Middle Cities Risk
 Management Trust.......         150,000             *            4,919             *
Midwest Security Life...         170,000             *            5,575             *
MILIC/Woodsmill Limited
 #1.....................          15,000             *              492             *
MILIC/Woodsmill Limited
 #2.....................          10,000             *              328             *
Morgan Stanley & Co.....      20,000,000          6.67%         655,910             *
Motion Picture Industry
 Health Plan--Active
 Member Fund............         450,000             *           14,758             *
Motion Picture Industry
 Health Plan--Retiree
 Member Fund............         185,000             *            6,067             *
Mutual Protective
 Insurance Company......       1,000,000             *           32,796             *
National Mutual
 Insurance Company......          30,000             *              984             *

                                                            Number of Shares Percentage of
                          Aggregate Principal Percentage of of Common Stock    Shares of
                            Amount of CODES       CODES       That May Be     Common Stock
          Name             That May Be Sold    Outstanding      Sold(1)      Outstanding(2)
          ----            ------------------- ------------- ---------------- --------------
Nations Convertible
 Securities Fund........       6,170,000          2.06%         202,348             *
Nations Equity Income
 Fund...................         920,000             *           30,172             *
NCMIC...................         300,000             *            9,839             *
New Era Life Insurance
 Company................         240,000             *            7,871             *
NORCAL Mutual Insurance
 Company................         375,000             *           12,298             *
OCM Convertible Trust...       3,000,000          1.00%          98,387             *
Oklahoma Attorneys
 Mutual Insurance
 Company................          40,000             *            1,312             *
Ondeo Nalco.............         190,000             *            6,231             *
Parker Key/Convertible..         215,000             *            7,051             *
Partner Reinsurance
 Company Ltd............         780,000             *           25,580             *
Phico Insurance
 Company................         590,000             *           19,349             *
Physicians Life
 Insurance Company......         550,000             *           18,038             *
Physicians Mutual
 Insurance Company......         600,000             *           19,677             *
Physicians' Reciprocal
 Insurers' Account #7...       1,350,000             *           44,274             *
Pioneer Insurance
 Company................          60,000             *            1,968             *
Potlatch................         560,000             *           18,365             *
Premera Blue Cross......       1,300,000             *           42,634             *
Quattro Fund............       2,000,000             *           65,591             *
Ramius Capital Group....         425,000             *           13,938             *
RCG Halifax Master Fund,
 LTD....................         250,000             *            8,199             *
RCG Latitude Master Fund
 LTD....................       1,740,000             *           57,064             *
RCG Multi Strategy LP...         725,000             *           23,777             *
Saloman Brothers Asset
 Management, Inc........      20,000,000          6.67%         655,910             *
San Diego County
 Employees Retirement
 Association............       2,150,000             *           70,510             *
Scor Life Re Convertible
 Program................         380,000             *           12,462             *
Southern Farm Bureau
 Life Insurance.........         775,000             *           25,417             *
Southern Farm Bureau
 Life Insurance
 Company................       1,000,000             *           32,796             *
Standard Mutual
 Insurance Company......         230,000             *            7,543             *
Starvest Combined
 Portfolio..............         800,000             *           26,236             *
Starvest Managed
 Portfolio..............          60,000             *            1,968             *
State Employees'
 Retirement Fund of the
 State of Delaware......       1,935,000             *           63,459             *
State National Insurance
 Company................         100,000             *            3,280             *
State of Connecticut
 Combined Investment
 Funds..................       4,000,000          1.33%         131,182             *
State of Florida
 Division of Treasury...       2,000,000             *           65,591             *
State of Florida, Office
 of the Treasurer.......       1,500,000             *           49,193             *
State of Oregon--
 Equity.................       3,475,000          1.16%         113,964             *
State of Oregon/SAIF
 Corporation............       2,425,000             *           79,529             *
Syngenta AG.............         185,000             *            6,067             *
Texas Builders Insurance
 Company................         170,000             *            5,575             *
Texas Hospital Insurance
 Exchange...............          20,000             *              656             *
The Cockrell
 Foundation.............         100,000             *            3,280             *
The Estate of James
 Campbell...............         302,000             *            9,904             *

                                                            Number of Shares Percentage of
                          Aggregate Principal Percentage of of Common Stock    Shares of
                            Amount of CODES       CODES       That May Be     Common Stock
          Name             That May Be Sold    Outstanding      Sold(1)      Outstanding(2)
          ----            ------------------- ------------- ---------------- --------------
The Gabelli Convertible
 Securities Fund, Inc...           50,000             *            1,640             *
The Green Tree Perpetual
 Assurance Company......          240,000             *            7,871             *
The Philanthropic Mutual
 Life Insurance
 Company................           80,000             *            2,624             *
Transguard Insurance
 Company of America,
 Inc....................          690,000             *           22,629             *
Tribeca Investments
 L.L.C..................        1,000,000             *           32,796             *
Tuscarora Wayne Mutual
 Insurance Company......           80,000             *            2,624             *
UBS O'Connor LLC F/B/O
 O'Connor Global
 Convertible Portfolio..          250,000             *            8,199             *
UBS O'Connor LLC F/B/O
 UBS Global Equity
 Arbitrage Master Ltd...        6,000,000          2.00%         196,773             *
Union Security Life
 Insurance Co...........           30,000             *              984             *
United National
 Insurance Company......          700,000             *           22,957             *
U.S. Olympic
 Foundation.............          700,000             *           22,957             *
Vesta-Inex Insurance
 Exchange IASA..........          300,000             *            9,839             *
Viacom Inc. Pension Plan
 Master Trust...........           48,000             *            1,574             *
Victory Convertible
 Securities Fund........          520,000             *           17,054             *
West Virginia Fire
 Insurance Company......            5,000             *              164             *
Western Home Insurance
 Company................           90,000             *            2,952             *
Westward Life Insurance
 Company................          120,000             *            3,935             *
Wisconsin Lawyers Mutual
 Insurance Company......          150,000             *            4,919             *
Wisconsin Mutual
 Insurance Company......          130,000             *            4,263             *
Y & H Soda Foundation...           80,000             *            2,624             *
Zazove Hedged
 Convertible Fund L.P...        1,700,000             *           55,752             *
Zazove Income Fund
 L.P....................        2,300,000             *           75,430             *
Zeneca Holdings Trust...          270,000             *            8,855             *
Zurich Institutional
 Benchmarks.............          515,000             *           16,890             *
Zurich Institutional
 Benchmarks Master Fund
 Ltd....................        1,200,000             *           39,355             *
                             ------------        ------        ---------          ----
Subtotal (5)............     $225,545,000         75.18%       7,396,861          6.52%
                             ------------        ------        ---------          ----
All other holders of
 convertible notes or
 future transferees,
 pledgees, donees,
 assignees or successors
 of any such holders (3)
 (4)....................     $ 74,455,000         24.82%       2,441,789          2.26%
                             ------------        ------        ---------          ----
Total (5)...............     $300,000,000        100.00%       9,838,650          8.48%
                             ============        ======        =========          ====

--------
*  Less than 1%
(1) Assumes conversion of all of the holders CODES at a conversion rate of
    32.7955 shares of common stock per $1,000 principal amount of CODES. The conversion rate is subject to adjustment as described under "Description of the CODES -- Conversion Rights -- Conversion Price Adjustments." As a result, the number of shares of common stock issuable upon conversion of the CODES may increase or decrease in the future.

(2) Calculated based on Rule 13d-3(d)(1) under the Exchange Act, using 106,129,455 shares of common stock outstanding as of December 7, 2001. In calculating this amount for each holder or group, we treated as outstanding the number of shares of common stock issuable upon conversion of all of the CODES owned by that holder or group, but we did not assume the conversion of CODES owned by any other holder or group.
(3) Only selling holders identified above who beneficially own the convertible notes set forth opposite their names in the foregoing table on the effective date of the registration statement of which this prospectus is a part may sell the convertible notes or shares of common stock issuable upon conversion of the convertible notes pursuant to the registration statement. Prior to any use of the prospectus in connection with the offering of convertible notes or common stock by any holder not identified above, this prospectus will be amended as required to set forth the name and principal amount or number of securities to be offered.
(4) Assumes that any other holders of the convertible notes or any future pledgees, donees assignees, transferees or successors of or from any other such holders of the CODES do not beneficially own any shares of common stock other than the common stock issuable upon conversion of the CODES at the current conversion rate.
(5) The shares shown for this holder or group does not include (a) 50,691 shares of outstanding common stock beneficially owned by BNP Paribas Equity Strategies, SNC as of November 14, 2001 and (b) 39,100 shares of outstanding common stock held by Allstate Insurance Company, 2,100 shares held by Allstate Life Insurance Company and 25,600 shares held by other Allstate affiliates, all as of December 19, 2001.

   The selling holders will be offering and selling all of the securities offered and sold under this prospectus. We will not receive any of the proceeds from the offering of the CODES or the shares of common stock by the selling holders. In connection with the initial sales of the CODES, we entered into the registration rights agreement with the initial purchasers. Securities may only be offered or sold under this prospectus pursuant to the terms of the registration rights agreement. However, selling holders may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 or Rule 144A under the Securities Act, provided that they meet the criteria and conform to the requirements of those rules. We are registering the CODES and shares of common stock covered by this prospectus in order to permit holders to sell the securities publicly from time to time, provided that this prospectus does not cover resales of securities that are no longer "restricted securities" as defined in the registration rights agreement. We have agreed, among other things, to bear all expenses, other than underwriting discounts and selling commissions, in connection with the registration and sale of the CODES and shares of common stock covered by this prospectus. We estimate those expenses to be approximately $125,000, excluding expenses associated with the original issuance of the CODES.

   The selling holders may sell all or a portion of the CODES and any shares of common stock received upon conversion beneficially owned by them and offered hereby from time to time:

  . directly; or

  . through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling holders and/or from the purchasers of the CODES and shares of common stock for whom they may act as agent.

   The CODES and the shares of common stock received upon conversion may be sold from time to time in one or more transactions at:

  . fixed prices, which may be changed;

  . prevailing market prices at the time of sale;

  . varying prices determined at the time of sale; or

  . negotiated prices.

   These prices will be determined by the selling holders or by agreement between the selling holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling holders from the sale of the CODES or shares of common stock offered by them will be the purchase price of the CODES or shares of common stock less discounts and commissions, if any.

   The sales described in the preceding paragraph may be effected in transactions:

  . on any national securities exchange or quotation service on which the CODES or shares of common stock may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the shares of common stock;

  . in the over-the-counter market;

  . in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

  . through the writing of options.

   These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

   In connection with sales of the CODES and shares of common stock or otherwise, the selling holders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the CODES and shares of common stock in the course of hedging their positions. The selling holders may also sell the CODES and shares of common stock short and deliver the CODES and shares of common stock to close out short positions, or loan or pledge CODES and shares of common stock to broker-dealers that in turn may sell the CODES and shares of common stock.

   To our knowledge, there are currently no plans, arrangements or understandings between any selling holders and any underwriter, broker-dealer or agent regarding the sale of the CODES and the shares of common stock by the selling holders. Selling holders may not sell any, or may not sell all, of the CODES and the shares of common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling holder will not transfer, devise or give the CODES and the shares of common stock by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under one of those rules rather than pursuant to this prospectus.

   Our common stock is listed and traded on the New York Stock Exchange. The CODES are a recent issue with no established public trading market. We do not intend to apply for the CODES to be listed on any securities exchange or to be quoted on any automated quotation system. The initial purchasers advised us that they intend to make a market in the CODES, but they are not obligated to do so and may discontinue market making at any time without notice. The CODES issued in the private placement are eligible for trading in the PORTAL market. However, the CODES sold using this prospectus are not eligible for PORTAL and there is no other market for those CODES. Accordingly, we cannot give you any assurance as to the liquidity of the trading market for the CODES.

   The selling holders and any broker and any broker-dealers, agents or underwriters that participate with the selling holders in the distribution of the CODES or the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act. If so, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the CODES or the shares of common stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling holders may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling holders may be deemed to be underwriters, the selling holders may be subject to statutory liabilities, including, without limitation, liabilities under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

   Because the selling holders may be deemed to be underwriters within the meaning of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act. At any time a particular offer of the securities is made, a revised prospectus or prospectus supplement, if required, will be distributed that will disclose:

  . the name of the selling holder and any participating underwriters, broker-dealers or agents;

  . the aggregate amount and type of securities being offered;

  . the price at which the securities are being sold and other material terms of the offering;

  . any discounts, commissions, concessions or other items constituting compensation from the selling holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  . that the participating broker-dealers did not conduct any investigation to verify the information in this prospectus or incorporated in this prospectus by reference.

   If required, the prospectus supplement or a post-effective amendment will be filed with the SEC to reflect the disclosures of additional information with respect to the distribution of the securities. In addition, if we receive notice from a selling holder that a donee or pledgee intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed, if required.

   As described above, the CODES were issued and sold in October 2001 in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be

"qualified institutional buyers" as defined in Rule 144A under the Securities Act. Pursuant to the registration rights agreement, we have agreed to indemnify each selling holder, and each selling holder has agreed to indemnify us, against specified liabilities arising under the Securities Act. The selling holders may also agree to indemnify any broker-dealer or agent that participates in transactions involving the sales of securities against some liabilities, including liabilities that arise under the Securities Act.

   The selling holders and any other person participating in the distribution of the securities will be subject to the Exchange Act. The Exchange Act rules include, among others, Regulation M, which may limit the timing of purchases and sales of any of the CODES and the underlying shares of common stock by the selling holders and any such other person. Regulation M may also restrict the ability of any person engaged in the distribution of the CODES and the underlying shares of common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the CODES and the underlying shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the CODES and the underlying shares of common stock.

                                 LEGAL MATTERS

   The validity of the CODES offered by this prospectus and of the shares of common stock issuable upon conversion thereof will be passed upon for us by Quarles & Brady LLP, Milwaukee, Wisconsin.

                            INDEPENDENT ACCOUNTANTS

   Our consolidated balance sheets as of September 30, 2001 and 2000, the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 2001, incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, have been audited by KPMG LLP, independent certified public accountants as stated in their reports appearing thereon. Such financial statements have been incorporated by reference in reliance upon the reports of KPMG LLP.

                             ADDITIONAL INFORMATION

   We file annual, quarterly and special reports, proxy statements, and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Our SEC filings are available to the public at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the following SEC public reference rooms:

                            New York Regional Office    Citicorp Center, Suite
  Judiciary Plaza, Room           233 Broadway                   1400
          1024              New York, New York 10048       500 West Madison
 450 Fifth Street, N.W.                                         Street

 Washington, D.C. 20549                                    Chicago, Illinois
                                                                 60621


   You may obtain information regarding the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

   We have filed a registration statement on Form S-3 under the Securities Act of 1933 with the SEC which covers the CODES and the shares of common stock described in this prospectus. The registration statement contains information in addition to the information in this prospectus. You may obtain that additional information at the addresses above. This prospectus, and the documents which this prospectus incorporates by reference, describe certain contracts or other documents. These descriptions are only summaries, and are not necessarily complete. If you wish further information rather than a summary, you should review a copy of the document if we have filed it as an exhibit to the registration statement or a document incorporated by reference in this prospectus.

   In addition, because our common stock is listed on the New York Stock Exchange (ticker symbol "AOT"), you may read our reports, proxy statement, and other documents at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The SEC allows us to "incorporate by reference" information in documents that we file with it. We have elected to use a similar procedure in connection with this prospectus, which means that we can disclose important information by referring you to those documents that are considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. Note that we filed our documents under the name Sybron International Corporation until our name was formally changed to Apogent Technologies Inc. on January 31, 2001, so you may need to look under both names to find all information that is of interest to you. We incorporate by reference into this prospectus:

  . our annual report on Form 10-K for the fiscal year ended September 30, 2001;

  . our current reports on Form 8-K or 8-K/A dated as of October 3, 2001, October 5, 2001, October 11, 2001 and November 15, 2001;

  . the description of Apogent common stock in our current report on Form 8-K dated November 15, 2001;

  . the description of Apogent preferred stock purchase rights in our registration statement on Form 8-A dated December 11, 2000; and

  . any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities offered by this prospectus or terminate the offering.

   You may request copies of these filings at no cost, by writing or calling us at Apogent Technologies Inc., Attn: Investor Relations, 48 Congress Street, Portsmouth, New Hampshire 03801, (603) 433-6131. We will also send you any exhibits that are specifically incorporated by reference in a document that you request.

   We maintain an Internet web site at http://www.apogent.com. Our web site and information at that site, or connected to that site, is not incorporated into this prospectus.

                                    Annex A

         NOTICE OF PROPOSED TRANSFER PURSUANT TO REGISTRATION STATEMENT

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attn: Corporate Trust Administration

Apogent Technologies Inc.
48 Congress Street
Portsmouth, New Hampshire 03801
Attn: General Counsel

   Re:Apogent Technologies Inc.
       2.25% Senior Convertible Contingent Debt Securities ("CODES")

Dear Sirs:

   Please be advised that                          intends to transfer either
[Complete the applicable clause and strike out whichever clause (a) or (b) does
not apply] (a)               aggregate principal amount of the above-referenced
CODES or (b)          shares of Apogent common stock received upon conversion
of the above referenced CODES pursuant to an effective Registration Statement on Form S-3 filed by Apogent.

Dated:

                                          Very truly yours,

                                          _____________________________________
                                          (Name)

                                          By: _________________________________
                                          (Authorized Signature)

                                    Annex B

             NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attn: Corporate Trust Administration

Apogent Technologies Inc.
48 Congress Street
Portsmouth, New Hampshire 03801
Attn: General Counsel

   Re:Apogent Technologies Inc.
       2.25% Senior Convertible Contingent Debt Securities ("CODES")

Dear Sirs:

   Please be advised that                          has transferred either
[Complete the applicable clause and strike out whichever clause (a) or (b) does
not apply] (a)               aggregate principal amount of the above-referenced
CODES or (b)          shares of Apogent common stock received upon conversion
of the above referenced CODES pursuant to an effective Registration Statement on Form S-3 filed by Apogent.

   We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied, that the above-named-beneficial owner of the CODES or related common stock is named as a "Selling Holder" in the related prospectus, and that the CODES transferred are the CODES listed in such prospectus opposite such owner's name, or the shares of common stock transferred are the shares of common stock received upon conversion of the CODES, all in accordance with the applicable rules and regulations of the Securities Act of 1933.

Dated:

                                          Very truly yours,

                                          _____________________________________
                                          (Name)

                                          By: _________________________________
                                          (Authorized Signature)

--------------------------------------------------------------------------------

             2.25% Senior Convertible Contingent Debt SecuritiesSM
                               (CODESSM) due 2021

                               ----------------

                                   PROSPECTUS
                                       , 2001

                               ----------------

--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The estimated expenses in connection with the issuance and distribution of the securities covered by this Registration Statement are as follows:

SEC registration fee (actual).......................................... $71,700
Professional fees and expenses.........................................  35,000
Printing costs.........................................................   8,000
Trustee fees and other costs...........................................  10,300
                                                                        -------
  Total................................................................ 125,000
                                                                        =======

   Apogent Technologies Inc. will bear all of the above-described expenses related to the registration and sale of the securities covered by this Registration Statement. The selling holders for whom Apogent Technologies Inc. has registered the securities covered by this Registration Statement will bear the cost of all brokerage commissions and discounts incurred in the distribution of the securities under the Registration Statement, which commissions and discounts are not included in the above table.

Item 15. Indemnification of Directors and Officers.

   Wisconsin Law. Apogent Technologies Inc. is incorporated under the Wisconsin Business Corporation Law (the "WBCL").

   Under Section 180.0851(1) of the WBCL, Apogent is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Apogent Technologies Inc. In all other cases, Apogent is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Apogent, unless it is determined that he or she breached or failed to perform a duty owed to Apogent and the breach or failure to perform constitutes:

  . a willful failure to deal fairly with Apogent or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

  . a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

  . a transaction from which the director or officer derived an improper personal profit; or

  . willful misconduct.

   Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Apogent's articles of incorporation, bylaws, any written agreement or a resolution of the board of directors or shareholders.

   Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

   Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

   Under Section 180.0833 of the WBCL, directors of Apogent against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

   Bylaws. Article VIII of Apogent's bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Furthermore, certain officers of Apogent are also officers of subsidiaries of Apogent and, as a result, such officers may be entitled to indemnification pursuant to provisions of such subsidiaries' governing corporate laws, articles of incorporation and bylaws. Apogent has also executed an indemnity agreement with each of its directors and certain of its officers which provides certain indemnity rights to such individuals.

   Insurance. Directors and officers of Apogent are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers, including liabilities under the Securities Act of 1933.

Item 16. Exhibits.

   See Exhibit Index following the Signatures page in this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes (in accordance with the corresponding lettered undertakings in Item 512 of Regulation S-K):

     (a) Rule 415 Offering. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) of Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g)(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding , or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Apogent Technologies Inc.

                                              /s/ Frank H. Jellinek, Jr.
                                          By: _________________________________
                                                  Frank H. Jellinek, Jr.
                                               President and Chief Executive
                                                          Officer

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

    /s/ Frank H. Jellinek, Jr.         President and Chief Executive Officer and
______________________________________  Director (principal executive officer of the
        Frank H. Jellinek, Jr.          registrant)

      /s/ Jeffrey C. Leathe            Executive Vice President-Finance, Chief Financial
______________________________________  Officer and Treasurer (principal financial
          Jeffrey C. Leathe             officer and principal accounting officer of the
                                        registrant)

      /s/ Don H. Davis, Jr.            Director
______________________________________
          Don H. Davis, Jr.

     /s/ Christopher L. Doerr          Director
______________________________________
         Christopher L. Doerr

      /s/ Stephen R. Hardis            Director
______________________________________
          Stephen R. Hardis

      /s/ R. Jeffrey Harris            Director
______________________________________
          R. Jeffrey Harris

              Signature                                      Title
              ---------                                      -----

      /s/ William U. Parfet            Director
______________________________________
          William U. Parfet

         /s/ Joe L. Roby               Director
______________________________________
             Joe L. Roby

      /s/ Richard W. Vieser            Director
______________________________________
          Richard W. Vieser

       /s/ Kenneth F. Yontz            Director
______________________________________
           Kenneth F. Yontz

      /s/ William H. Binnie            Director
______________________________________
          William H. Binnie

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Apogent Finance Company

                                                 /s/ Jeffrey C. Leathe
                                          By: _________________________________
                                                     Jeffrey C. Leathe
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

      /s/ Jeffrey C. Leathe            President and Treasurer (principal executive
______________________________________  officer, principal financial officer and
          Jeffrey C. Leathe             principal accounting officer of the registrant)

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

     /s/ Michael K. Bresson            Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Applied Biotech, Inc.

                                                    /s/ Craig Tuttle
                                          By: _________________________________
                                                        Craig Tuttle
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

         /s/ Craig Tuttle              President (principal executive officer of the
______________________________________  registrant)
             Craig Tuttle

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

          /s/ Dale Hill                Controller (principal accounting officer of the
______________________________________  registrant)
              Dale Hill

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

     /s/ Michael K. Bresson            Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Barnstead Thermolyne Corporation

                                                    /s/ Duncan Ross
                                          By: _________________________________
                                                        Duncan Ross
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

         /s/ Duncan Ross               President (principal executive officer of the
______________________________________  registrant)
             Duncan Ross

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

      /s/ Brenda K. Hoefler            Vice President-Finance (principal accounting
______________________________________  officer of the registrant)
          Brenda K. Hoefler

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

     /s/ Michael K. Bresson            Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          BioRobotics, Inc.

                                                   /s/ Gary E. Nelson
                                          By: _________________________________
                                                       Gary E. Nelson
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

        /s/ Gary E. Nelson             President (principal executive officer of the
______________________________________  registrant)
            Gary E. Nelson

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

       /s/ John L. Stowell             Vice President-Finance (principal accounting
______________________________________  officer of the registrant)
           John L. Stowell

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

     /s/ Michael K. Bresson            Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Chase Scientific Glass, Inc.

                                                   /s/ Stephen Munzer
                                          By: _________________________________
                                                       Stephen Munzer
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

        /s/ Stephen Munzer             President (principal executive officer of the
______________________________________  registrant)
            Stephen Munzer

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

         /s/ David Bales               Vice President-Finance (principal accounting
______________________________________  officer of the registrant)
             David Bales

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

     /s/ Michael K. Bresson            Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Consolidated Technologies, Inc.

                                                   /s/ Yuh-Geng Tsay
                                          By: _________________________________
                                                       Yuh-Geng Tsay
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

        /s/ Yuh-Geng Tsay              President (principal executive officer of the
______________________________________  registrant)
            Yuh-Geng Tsay

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

       /s/ Linda M. Lechner            Controller (principal accounting officer of the
______________________________________  registrant)
           Linda M. Lechner

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Erie Scientific Company

                                                   /s/ Mark F. Stuppy
                                          By: _________________________________
                                                       Mark F. Stuppy
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

        /s/ Mark F. Stuppy             President (principal executive officer of the
______________________________________  registrant)
            Mark F. Stuppy

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

         /s/ Gerald Prior              Controller (principal accounting officer of the
______________________________________  registrant)
             Gerald Prior

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
   * Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Erie Scientific Company of Puerto
                                           Rico

                                              /s/ Frank H. Jellinek, Jr.
                                          By: _________________________________
                                                  Frank H. Jellinek, Jr.
                                             Chairman of the Board & President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

    /s/ Frank H. Jellinek, Jr.         Chairman of the Board & President (principal
______________________________________  executive officer of the registrant)
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

         /s/ Gerald Prior              Controller (principal accounting officer of the
______________________________________  registrant)
             Gerald Prior

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
*Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Erie UK Holding Company

                                                 /s/ Jeffrey C. Leathe
                                          By___________________________________
                                                     Jeffrey C. Leathe
                                                  President and Treasurer

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


              Signature                                      Title
              ---------                                      -----

      /s/ Jeffrey C. Leathe            President and Treasurer (principal executive
______________________________________  officer, principal financial officer and
          Jeffrey C. Leathe             principal accounting officer of the registrant)

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

     /s/ Michael K. Bresson            Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Ever Ready Thermometer Co., Inc.

                                                  /s/ Timothy B. Weiss
                                          By: _________________________________
                                                     Timothy B. Weiss
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

       /s/ Timothy B. Weiss            President (principal executive officer of the
______________________________________  registrant)
           Timothy B. Weiss

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

         /s/ Vito LiLoia               Accounting Manager (principal accounting officer
______________________________________  of the registrant)
             Vito LiLoia

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Genevac Inc.

                                                     /s/ Harry Cole
                                          By: _________________________________
                                                        Harry Cole
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

          /s/ Harry Cole               President (principal executive officer of the
______________________________________  registrant)
              Harry Cole

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

          /s/ Debra Hall               General Manager (principal accounting officer of
______________________________________  the registrant)
              Debra Hall

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          G&P Labware Holdings Inc.

                                                 /s/ Robert V. Ahlgren
                                          By: _________________________________
                                                     Robert V. Ahlgren
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                             Title
              ---------                                             -----

      /s/ Robert V. Ahlgren                  President (principal executive officer of the registrant)
______________________________________
          Robert V. Ahlgren

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the registrant)
______________________________________
          Jeffrey C. Leathe

         /s/ Karen Dally               Vice President (principal accounting officer of the registrant)
______________________________________
             Karen Dally

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Lab-Line Instruments, Inc.

                                                  /s/ Timothy B. Weiss
                                          By: _________________________________
                                                     Timothy B. Weiss
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                           Title
              ---------                                           -----

       /s/ Timothy B. Weiss                President (principal executive officer of the registrant)
______________________________________
           Timothy B. Weiss

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the registrant)
______________________________________
          Jeffrey C. Leathe

        /s/ Philip T. Reid             Controller (principal accounting officer of the registrant)
______________________________________
            Philip T. Reid

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Lab Vision Corporation

                                                 /s/ Glenn K. Takayama
                                          By: _________________________________
                                                      Glen K. Takayama
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

      /s/ Glenn K. Takayama            President (principal executive officer of the
______________________________________  registrant)
          Glenn K. Takayama

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

          /s/ Brian Wood               Chief Financial Officer (principal accounting
______________________________________  officer of the registrant)
              Brian Wood

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Matrix Technologies Corporation

                                                   /s/ Gary E. Nelson
                                          By: _________________________________
                                                       Gary E. Nelson
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

        /s/ Gary E. Nelson             President (principal executive officer of the
______________________________________  registrant)
            Gary E. Nelson

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

       /s/ John L. Stowell             Chief Financial Officer (principal accounting
______________________________________  officer of the registrant)
           John L. Stowell

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Microgenics Corporation

                                                   /s/ Yuh-Geng Tsay
                                          By: _________________________________
                                                       Yuh-Geng Tsay
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

        /s/ Yuh-Geng Tsay              President (principal executive officer of the
______________________________________  registrant)
            Yuh-Geng Tsay

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

       /s/ Linda M. Lechner            Vice President Administration and Chief Financial
______________________________________  Officer (principal accounting officer of the
           Linda M. Lechner             registrant)

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Molecular BioProducts, Inc.

                                                   /s/ Robert Arnold
                                          By: _________________________________
                                                       Robert Arnold
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*


              Signature                                      Title
              ---------                                      -----

        /s/ Robert Arnold              President (principal executive officer of the
______________________________________  registrant)
            Robert Arnold

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

       /s/ Angela M. Egner             Controller (principal accounting officer of the
______________________________________  registrant)
           Angela M. Egner

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Nalge Nunc International Corporation

                                                 /s/ Robert V. Ahlgren
                                          By: _________________________________
                                                     Robert V. Ahlgren
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

       /s/ Verner Andersen             Chief Executive Officer (principal executive
______________________________________  officer of the registrant)
           Verner Andersen

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

       /s/ Jean C. Mucenski            Vice President--Finance (principal accounting
______________________________________  officer of the registrant)
           Jean C. Mucenski

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          National Scientific Company

                                                   /s/ Craig M. Jack
                                          By: _________________________________
                                                       Craig M. Jack
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

        /s/ Craig M. Jack              President (principal executive officer of the
______________________________________  registrant)
            Craig M. Jack

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

       /s/ Jean C. Mucenski            Vice President--Finance (principal accounting
______________________________________  officer of the registrant)
           Jean C. Mucenski

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          The Naugatuck Glass Company

                                                /s/ Harold A. Racevicius
                                          By: _________________________________
                                                    Harold A. Racevicius
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

     /s/ Harold A. Racevicius          President (principal executive officer of the
______________________________________  registrant)
         Harold A. Racevicius

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

     /s/ Harry X. Cashin, III          Director of Finance (principal accounting officer
______________________________________  of the registrant)
         Harry X. Cashin, III

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          NERL Diagnostics Corporation

                                               /s/ Donald H. McGlory, Jr.
                                          By: _________________________________
                                                   Donald H. McGlory, Jr.
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

    /s/ Donald H. McGlory, Jr.         President (principal executive officer of the
______________________________________  registrant)
        Donald H. McGlory, Jr.

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

        /s/ Douglas Fisher             Controller/Operations Manager (principal
______________________________________  accounting officer of the registrant)
            Douglas Fisher

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Owl Separation Systems, Inc.

                                                   /s/ Stephen Norton
                                          By: _________________________________
                                                       Stephen Norton
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

        /s/ Stephen Norton             President (principal executive officer of the
______________________________________  registrant)
            Stephen Norton

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

      /s/ Keith Blessington            Manager of Accounting (principal accounting
______________________________________  officer of the registrant)
          Keith Blessington

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Remel Inc.

                                                    /s/ Susan Garay
                                          By: _________________________________
                                                       Susanne Garay
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.**

              Signature                                      Title
              ---------                                      -----

         /s/ Susan Garay               President (principal executive officer of the
______________________________________  registrant)
             Susan Garay

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

      /s/ Ronald F. Nutting            Vice President-- Finance (principal accounting
______________________________________  officer of the registrant)
          Ronald F. Nutting

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
 * Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Richard-Allan Scientific Company

                                                   /s/ David Sanford
                                          By: _________________________________
                                                       David Sanford
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

        /s/ David Sanford              President (principal executive officer of the
______________________________________  registrant)
            David Sanford

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

          /s/ Brian Wood               Vice President--Finance (principal accounting
______________________________________  officer of the registrant)
              Brian Wood

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Robbins Scientific Corporation

                                                    /s/ Gary Nelson
                                          By: _________________________________
                                                        Gary Nelson
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

         /s/ Gary Nelson               President (principal executive officer of the
______________________________________  registrant)
             Gary Nelson

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

         /s/ John Stowell              Chief Financial Officer (principal accounting
______________________________________  officer of the registrant)
             John Stowell

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Samco Scientific Corporation

                                                   /s/ Mark F. Stuppy
                                          By: _________________________________
                                                       Mark F. Stuppy
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

        /s/ Mark F. Stuppy             President (principal executive officer of the
______________________________________  registrant)
            Mark F. Stuppy

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

      /s/ Harry Manoushagian           Controller (principal accounting officer of the
______________________________________  registrant)
          Harry Manoushagian

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Sybron Transition Corp.

                                               /s/ Frank H. Jellinek, Jr.
                                          By: _________________________________
                                                   Frank H. Jellinek, Jr.
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

    /s/ Frank H. Jellinek, Jr.         President (principal executive officer of the
______________________________________  registrant)
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Vice President and Treasurer (principal financial
______________________________________  officer and principal accounting officer of the
          Jeffrey C. Leathe             registrant)

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Vacuum Process Technology, Inc.

                                                   /s/ Steve Eriksson
                                          By: _________________________________
                                                       Steve Eriksson
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

        /s/ Steve Eriksson             President (principal executive officer of the
______________________________________  registrant)
            Steve Eriksson

      /s/ Jeffrey C. Leathe            Treasurer (principal financial officer of the
______________________________________  registrant)
          Jeffrey C. Leathe

        /s/ Thomas Lawler              Controller (principal accounting officer of the
______________________________________  registrant)
            Thomas Lawler

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on December 21, 2001.

                                          Forefront Diagnostics, Inc.

                                                 /s/ Michael K. Bresson
                                          By: _________________________________
                                                     Michael K. Bresson
                                                         President

   Power of Attorney. Each person whose signature appears below constitutes and appoints, Frank H. Jellinek, Jr., Jeffrey C. Leathe and Michael K. Bresson, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

              Signature                                      Title
              ---------                                      -----

      /s/ Michael K. Bresson           President (principal executive officer of the
______________________________________  registrant)
          Michael K. Bresson

      /s/ Jeffrey C. Leathe            Treasurer (principal financial and accounting
______________________________________  officer of the registrant)
          Jeffrey C. Leathe

    /s/ Frank H. Jellinek, Jr.         Director
______________________________________
        Frank H. Jellinek, Jr.

      /s/ Jeffrey C. Leathe            Director
______________________________________
          Jeffrey C. Leathe

      /s/ Michael K. Bresson           Director
______________________________________
          Michael K. Bresson

--------
* Each of these signatures is affixed as of December 21, 2001.

                           APOGENT TECHNOLOGIES INC.
               (the "Registrant") and its Guarantor Subsidiaries
                         (Commission File No. 1-11091)

                                 EXHIBIT INDEX
                                       TO
                        FORM S-3 REGISTRATION STATEMENT

 Exhibit
 Number         Description           Incorporated Herein By Reference To      Filed herewith
 -------        -----------           -----------------------------------      --------------
 3.1(a)  Composite Restated         Exhibit 3.1 to the Registrant's
         Articles of                Quarterly Report on Form 10-Q
         Incorporation of the       for the quarter ended December 31, 2000.
         Registrant, as amended
         through February 5,

 3.1(b)  Articles of Amendment      Exhibit 3.1(b) to the Registrant's
         containing Certificate     Form 10-K filed for the fiscal year
         of Designation,            ended September 30, 2000.
         Preferences and Rights
         of Series A Preferred
         Stock

 3.2     Bylaws of the              Exhibit 3.2 to the Registrant's
         Registrant, as amended     Quarterly Report on Form 10-Q
         as of January 30,          for the period ended December 31, 2000.

 4.1     Indenture, dated October   Exhibit 99.2 to the Registrant's
         10, 2001, between          Current Report on Form 8-K dated
         Apogent Technologies       October 11, 2001.
         Inc., the Subsidiary
         Guarantor parties
         thereto, and The Bank of
         New York, as Trustee

 4.2     Resale Registration        Exhibit 4.10 to the Registrant's Form
         Rights Agreement, dated    10-K filed for the fiscal year ended
         as of October 10, 2001,    September 30, 2001.
         among Apogent
         Technologies Inc.,
         Subsidiary Guarantors
         and Lehman Brothers
         Inc., Credit Suisse
         First Boston
         Corporation; Bank of
         America Securities LLC;
         ABN AMRO Rothschild LLC
         and UBS Warburg LLC
         (collectively, as
         Initial Purchasers)

 4.3     Purchase Agreement,        Exhibit 4.8 to the Registrant's Form
         dated October 3, 2001,     10-K filed for the fiscal year ended
         between Apogent            September 30, 2001.
         Technologies, Subsidiary
         Guarantors and and
         Lehman Brothers Inc.,
         Credit Suisse First
         Boston Corporation; Bank
         of America Securities
         LLC; ABN AMRO Rothschild
         LLC and UBS Warburg LLC
         (collectively, as
         Initial Purchasers)

 5       Opinion letter of                                                            X
         Quarles & Brady LLP as
         to the legality of the
         securities being
         registered
 8       Opinion letter of                                                            X
         Quarles & Brady LLP as
         to tax matters affecting
         the securities being
         registered

 12      Statements regarding                                                         X
         computation of ratio of
         earnings to fixed
         charges

 23      Consent of KPMG LLP                                                          X

 24      Power of Attorney                                                   See Signature pages

 25      Statement of Eligibility                                                     X
         on Form T-1 of The Bank
         of New York